SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

December 14, 2004

Dear Stockholder:

I am pleased to invite you to attend a special meeting (the “Special Meeting”) of stockholders to be held on Monday, January 10, 2005, at 10:00 a.m., local time, at our principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610, to vote upon the stockholder proposals contained in the accompanying proxy statement.

On November 9, 2004, we announced that we had entered into a series of financing transactions with S.A.C. Capital Associates, LLC, an entity managed by S.A.C. Capital Advisors, LLC, and other participating investors (collectively, the “Original Investors”). On December 13, 2004, we modified the investment structure of our transaction with the Original Investors. Pursuant to the new structure, we have agreed, among other things, to issue to the Original Investors and certain additional investors (together with the Original Investors, the “Investors”):

•	$56,000,000 in aggregate principal amount of our new secured convertible promissory notes (the “Convertible Notes”) which will be due seven (7) years from the date of issuance and will be convertible into shares of our Class A Common Stock at an initial conversion price of $1.50 per share (subject to anti-dilution adjustments). The Convertible Notes will bear interest at the applicable federal mid-term rate for the month in which the Convertible Notes will be issued (currently 3.56%) and will be secured by a second priority lien on substantially all of the assets of our company and certain of our subsidiaries.

•	Series A, Series B, Series C and Series D Warrants exercisable in the aggregate for up to 14,900,000 shares of our Class A Common Stock at certain negotiated prices (subject to anti-dilution adjustments). The Series A Warrants, which are initially exercisable for four (4) years into 2,300,000 shares of our Class A Common Stock at an initial exercise price of $1.75 per share, were issued on December 13, 2004 upon the execution of our amended financing agreements with the Investors. The Series A Warrants issued on November 9, 2004 to the Original Investors were cancelled.

The securities issued and issuable in this financing transaction are subject to specified ownership restrictions which prohibit the conversion or exercise of such securities if the holder (together with its affiliates) would beneficially own in excess of 9.99% of our outstanding common stock following exercise or conversion (or a lower percentage pursuant to notice from the applicable Investor).

As we also announced on November 9, 2004, we received a $10,000,000 secured bridge loan from the Original Investors to be used for working capital purposes through closing. Upon execution of the amended financing agreements, $2,500,000 of the aggregate principal amount of the bridge loan was assigned by certain of the Original Investors to the new participants in the financing. At closing, the outstanding principal amount of the bridge loan (together with accrued and unpaid interest) will be applied as a partial payment to the aggregate purchase price for the securities.

We entered into the agreements with the Original Investors to address our need to significantly improve our liquidity position and return our company to profitability. Under these original agreements, we agreed to issue $40,000,000 in aggregate principal amount of our new secured convertible notes at closing and the total number of warrant shares initially issuable to the Original Investors was 13,600,000. In addition to these securities, we agreed to issue two tranches of Additional Investment Right Warrants, which were exercisable into $15,850,000 in aggregate principal amount of additional Convertible Notes. Our company and the Original Investors agreed to modify the original agreements to increase the aggregate principal amount of new secured convertible notes issuable at closing by $16,000,000 because we believe it to be in our company’s best interests to have access to additional liquidity at closing in order to implement our turn-around strategy for the Wet Seal division at an earlier stage. As partial consideration for providing the additional funds at closing, the Investors will receive warrants to acquire up to an additional 1,300,000 shares of our Class A Common Stock exercisable for four (4) years, with an initial exercise price of $2.75 per share.

We believe the financing arrangements provided by the Investors offer us a comprehensive solution to our financial condition which has been deteriorating for several quarters. In particular, without the interim bridge loan provided by the Investors, we would have faced significant liquidity problems in the near term which most likely would have required us to file for bankruptcy protection.

However, prior to consummating the transactions with the Investors, we need to obtain the approval of our stockholders with regard to the following proposals described in more detail in the accompanying proxy statement:

•	Due to the significant number of shares of our Class A Common Stock that are potentially issuable upon conversion or exercise of the securities issued in this transaction, we seek your approval to allow us to issue the Convertible Notes, the Series B, Series C and Series D Warrants and the shares of Class A Common Stock into which these securities are convertible or exercisable and to ratify the issuance of the Series A Warrants and the shares of Class A Common Stock into which the Series A Warrants are exercisable.

•	We also seek your approval to amend our Certificate of Incorporation, to increase the number of authorized shares of our Class A Common Stock so as to allow us, among other things, to have a sufficient number of shares for issuance upon conversion or exercise of the new securities to be issued to the Investors.

In addition to these proposals, we seek your approval of The Wet Seal, Inc. 2005 Stock Incentive Plan which will allow us to offer new incentive arrangements to management who will assist us in the turn-around of our Wet Seal operations.

After careful review, our Board of Directors unanimously determined that each of the proposals is advisable and in the best interest of our company. Therefore, our Board of Directors recommends that you vote to approve each of the proposals to be considered at the Special Meeting.

We encourage you to read the accompanying proxy statement which explains each proposal in greater detail. We hope you attend the Special Meeting in person, and we encourage you to vote your shares by marking, signing and dating the enclosed proxy card if you are not able to attend. You may revoke your proxy at any time before it is exercised at the Special Meeting, or vote your shares personally if you attend the Special Meeting. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted as a vote FOR the ratification and approval of the issuance of the new securities described in the accompanying proxy statement, FOR the approval of an amendment to our Certificate of Incorporation, relating to an increase in the number of authorized shares of our Class A Common Stock and FOR the approval of The Wet Seal, Inc. 2005 Stock Incentive Plan.

Thank you in advance for your participation and prompt attention.

Sincerely,

HENRY WINTERSTERN

Chairman of the Board

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

JANUARY 10, 2005

10:00 a.m.

The accompanying proxy statement relates to the special meeting (the “Special Meeting”) of stockholders of The Wet Seal, Inc. to be held on Monday, January 10, 2005, at 10:00 a.m., local time, at our principal executive offices located at 26972 Burbank, Foothill Ranch, California, or at such other time and place to which the Special Meeting may be adjourned or postponed. This notice, the accompanying proxy statement and form of proxy card are being first mailed to our stockholders on or about December 14, 2004. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.

Each of the matters submitted to our stockholders at the Special Meeting is described in more detail in the accompanying proxy statement which we encourage you to read in its entirety, together with the related exhibits.

At the Special Meeting, you and our other stockholders will be asked to:

1.	Ratify the issuance of the Series A Warrants and approve the issuance of our new secured convertible notes, Series B, Series C and Series D warrants and the shares of our Class A Common Stock that are issuable upon the conversion of our new secured convertible notes and exercise of our new warrants;
2.	Approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of (i) our capital stock from 72,000,000 to 162,000,000, (ii) our Common Stock from 70,000,000 to 160,000,000, and (iii) our Class A Common Stock from 60,000,000 to 150,000,000;
3.	Approve The Wet Seal, Inc. 2005 Stock Incentive Plan; and
4.	Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

We will not be able to complete our financing transactions with S.A.C. Capital Associates, LLC and the other participating investors described in the accompanying proxy statement unless you approve Proposals 1 and 2.

You may vote at the Special Meeting if you were a stockholder of record at the close of business on December 3, 2004.

Your vote is important. You may vote on these matters in person or by proxy. We ask that you complete and return the enclosed proxy card promptly—whether or not you plan to attend the Special Meeting—in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the special meeting in accordance with your wishes. You can revoke your proxy at any time prior to its exercise by written notice received by us, by delivering to us a duly executed proxy bearing a later date, or by attending the Special Meeting and voting your shares in person. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted as a vote FOR the approval of the issuance of the new securities described in the accompanying proxy statement, FOR the approval of an amendment to our Restated Certificate of Incorporation, as amended, relating to an increase in the number of authorized shares of our Class A Common Stock and FOR the approval of The Wet Seal, Inc. 2005 Stock Incentive Plan.

BY ORDER OF THE BOARD OF DIRECTORS,

DOUGLAS C. FELDERMAN

Chief Financial Officer

Foothill Ranch, California

December 14, 2004

If you have any questions about the proposals, including the procedures for voting your shares, please contact Douglas C. Felderman at (949) 699-3919.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 10, 2005

Table of Contents

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	(i	)

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	(i	)

PROXY STATEMENT SUMMARY	1

PROPOSAL 1: RATIFICATION OF THE ISSUANCE OF THE SERIES A WARRANTS AND APPROVAL OF THE ISSUANCE OF OUR NEW SECURED CONVERTIBLE NOTES, WARRANTS AND THE SHARES OF OUR CLASS A COMMON STOCK THAT ARE ISSUABLE UPON THE CONVERSION OF OUR NEW SECURED CONVERTIBLE NOTES AND EXERCISE OF OUR NEW WARRANTS	7

The Financing	7

Background of the Financing	7

The Rothschild Presentation	8

The Investors	9

The Interim Financing	9

Material Terms of the Convertible Notes	10

Material Terms of the Warrants	12

Material Terms of the Amended Registration Rights Agreement	13

Rights of First Refusal for Future Equity Issuances	13

Conditions Precedent	14

Consulting Agreements and Other Arrangements	14

Our Business Strategy Following the Principal Financing	14

Class A Common Stock Ownership Limitation and Your Dilution	15

Exclusivity Agreement and Payment of Expenses	16

Nasdaq National Market Stockholder Approval Requirements and Vote Required	17

Board Recommendation	17

PROPOSAL 2: CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CLASS A COMMON STOCK	18

Purpose of the Share Increase Amendment	18

Effect of the Increase in the Authorized Number of Shares of Class A Common Stock	18

Vote Required	19

Board Recommendation	19

PROPOSAL 3: APPROVAL OF THE WET SEAL, INC. 2005 STOCK INCENTIVE PLAN	20

Overview	20

Number of Shares	20

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to our company’s opening and closing of stores, profitability and growth, demand for our products or any other statements that relate to the intent, belief, plans or expectations of our company or our management. All forward-looking statements made by our company involve material risks and uncertainties and are subject to change based on factors beyond our company’s control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in our filings with the Securities and Exchange Commission (the “SEC”). We will not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Within this proxy statement, we make reference to our amended agreements with the investors in our financing transaction which have been attached as exhibits to our Current Report on Form 8-K filed with the SEC on December 14, 2004 (our “Transaction 8-K Report”). Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports and the proxy statement for our annual meeting of stockholders are made available, free of charge, on our website, http://www.wetsealinc.com, as soon as reasonably practicable after such reports have been filed with or furnished to the SEC. The content of our website is not intended to be incorporated by reference to this proxy statement.

You may read and copy any document we file, including a copy of the Transaction 8-K Report, without charge at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You can also obtain these documents from the SEC website, http://www.sec.gov. We will also provide without charge to each person to whom this proxy statement has been delivered, upon written or oral request, copies of the documents attached as exhibits to the Transaction 8-K Report. Written or telephone requests for such copies should be directed to Douglas C. Felderman, Chief Financial Officer, The Wet Seal, Inc. 26972 Burbank, Foothill Ranch California 92610, (949) 699-3919.

(i)

PROXY STATEMENT SUMMARY

We have included the following summary of our financing agreements with the Investors (as defined below) to provide background information about the proposals to be presented at the special meeting of our stockholders. You are encouraged to read this proxy statement in its entirety, together with the related exhibits.

Special Meeting

Time and Place of Special Meeting

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our special meeting (the “Special Meeting”) of stockholders or any adjournment or postponement of the Special Meeting. The Special Meeting will be held on Monday, January 10, 2005, at 10:00 a.m. local time, at our principal executive offices located at 26972 Burbank, Foothill Ranch, California.

Voting

You may vote at the Special Meeting if you were a stockholder of record at the close of business on December 3, 2004, the record date for the Special Meeting. On that date, there were 34,660,657 shares of our Class A Common Stock and 1,500,000 shares of our Class B Common Stock issued and outstanding. There are currently no shares held as treasury stock.

Holders of our Class A Common Stock are entitled to one vote per share and, while both our Class A Common Stock and our Class B Common Stock vote together as a single class, holders of our Class B Common Stock are entitled to two votes per share. According to our Restated Certificate of Incorporation, as amended, stockholders do not have any cumulative voting rights.

Quorum

The presence, in person or by proxy, of the holders of a majority of shares of our capital stock (which includes each share of our Class A Common Stock and Class B Common Stock (on a converted basis)) issued and outstanding and entitled to vote is necessary to constitute a quorum at the Special Meeting.

Abstentions and Non-votes

The shares represented by each properly executed unrevoked proxy received in time for the Special Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, the unrevoked proxies will be voted FOR Proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Special Meeting. Pursuant to Delaware law, abstentions are treated as present and entitled to vote for purposes of determining a quorum at the Special Meeting, and therefore would have the effect of a vote against a proposal which requires the majority of the votes present and entitled to vote. A broker non-vote on a proposal is considered not entitled to vote on that matter and thus is not counted in determining whether a proposal requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast.

Revocation of Proxy

Any proxy received by our company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to our company at our principal executive offices or by attending the Special Meeting and voting in person.

The Financing

Background of the Financing (see discussion on page 7)

Beginning in the third quarter of our 2002 fiscal year, we began experiencing a significant decline in sales in our Wet Seal division and these declines continue to date. The continuing decline in sales has led to significant losses and the deterioration in our working capital position, raising concerns about our ability to fund our operations and to continue as a going concern. Despite a private placement completed in June 2004, which raised $27,200,000 in gross proceeds, we continue to experience liquidity problems which impact our ability to successfully sell merchandise in our stores and, if not solved, could lead to a bankruptcy filing by our company.

In August 2004, our Board of Directors established a special committee of independent directors (the “Special Committee”), consisting of Henry Winterstern, as chairman, Alan Siegel and Howard Gross, to analyze alternatives to enhance stockholder value. In September 2004, the Special Committee engaged Rothschild Inc. (“Rothschild”) to provide the Special Committee and, at its request, our company with financial advisory services as the Special Committee evaluated a series of business strategies. Over the next several weeks, the Special Committee and Rothschild reviewed and analyzed a number of business transactions including a transaction proposed by a competitor of our company.

On October 31, 2004, the advisor to S.A.C. Capital Associates, LLC (“SAC”), a participant in our June private placement, delivered a term sheet to us in connection with the transactions described in this proxy statement. After evaluating the term sheet and engaging in discussions with SAC and its representatives, the Special Committee unanimously recommended that our Board of Directors pursue the financing alternative presented by the advisor to SAC primarily due to the provision of interim financing for our company, the aggregate amount of capital to be provided at closing and the likelihood of closing. In the opinion of the Special Committee, the financing alternative offered by our competitor did not provide us with the sufficient short term and long term capital or certainty of closure necessary for the continued viability of our company.

On November 3, 2004, we entered into an exclusivity agreement with the advisor to SAC pursuant to which we agreed not to accept any competing offer or proposal (other than from the investor group) until November 14, 2004. On November 8, 2004, our entire Board of Directors participated in a telephonic meeting to consider the terms of the financing proposal with SAC and the other participating investors (the “Original Investors”). During this meeting, Rothschild provided our Board of Directors with an analysis of the available alternatives and of the merits of the financing with the Original Investors in light of the existing alternatives. In summary, Rothschild advised our Board of Directors that the Original Investors’ transaction would:

•	provide interim financing which would greatly reduce the probability of a bankruptcy filing in the short term;

•	provide sufficient capital to enable our company to implement a turn-around strategy for the Wet Seal division as well as to attract management with significant specialty retail and turn-around experience;

•	provide the most comprehensive response to the current financial condition of our company; and

•	provide a greater likelihood of maximizing stockholder value and provide the highest certainty of closure in light of available alternatives presented to our Board of Directors.

For a more detailed discussion of the Rothschild presentation see page 8.

On November 8, 2004, our Board of Directors, based on the unanimous recommendation of the Special Committee, unanimously approved and authorized the financing transactions with the Original Investors. On November 9, 2004, we entered into a securities purchase agreement (the “Original Securities Purchase Agreement”) with the Original Investors, pursuant to which we agreed to issue seven (7) year secured convertible notes (convertible into shares of our Class A Common Stock), additional investment right warrants (exercisable into additional secured convertible notes) (the “AIRs”) and warrants (exercisable into shares of our Class A Common Stock). Pursuant to the original agreements with the Original Investors, we had the right to require the Original Investors to exercise the AIRs into additional secured convertible notes following the six month and one year anniversary of the closing, which would have provided our company with $15,850,000 in proceeds.

Following the execution of the Original Securities Purchase Agreement, our Board of Directors authorized Henry Winterstern to continue negotiations with certain of the Original Investors regarding their ability to provide additional funds at closing so as to enable our company to have additional liquidity to implement our turn-around strategy for the Wet Seal division at an earlier stage. On December 13, 2004, we entered into an amended and restated Securities Purchase Agreement with the Original Investors and certain additional investors (the “Amended Securities Purchase Agreement”) and other related documents. Under terms of the Amended Securities Purchase Agreement, (i) we have increased the aggregate principal amount of the secured convertible notes issuable at closing from $40,000,000 to $56,000,000, at an initial conversion price of $1.50 per share, (ii) we have eliminated the AIRs and (iii) we have increased the aggregate number of shares of Class A Common Stock issuable upon exercise of the warrants from 13,600,000 to 14,900,000 (collectively, the “Principal Financing”). Moreover, as a result of the lower initial conversion price for the additional $16,000,000 in principal amount of secured convertible notes, when compared to the initial conversion prices of the AIRs, the current stockholders’ percentage ownership in our company will be further diluted by approximately 1,267,000 shares.

Prior to entering into the amended financing agreements with the Investors, our company consulted with Rothschild. Rothschild, in its written report to our Board of Directors, dated December 9, 2004, recommended that we proceed with the amended transaction after considering the relative value associated with the additional liquidity available at closing versus the incremental dilutive impact that the amended transaction will have on our stockholders. See “Class A Common Stock Ownership Limitation and Your Dilution” for a discussion of the dilutive effect of the Principal Financing on your ownership interest in our company.

The Investors

The Investors in our financing transactions include S.A.C. Capital Associates, LLC, GMM Capital, LLC, Goldfarb Capital Partners LLC, Mr. Charles Phillips, Mr. Eli Wachtel, WLSS Capital Partners, LLC, Smithfield Fiduciary LLC, D.B. Zwirn Special Opportunities Fund, L.P, D.B. Zwirn Special Opportunities Fund, Ltd. and Riverview Group, LLC (collectively, the “Investors”). The Investors may subsequently transfer the convertible notes and the warrants in accordance with applicable securities laws.

The Interim Financing (see discussion on page 9)

In connection with the execution of the Original Securities Purchase Agreement, we entered into a $10,000,000 bridge loan credit facility. The Original Investors agreed to provide us with this loan to enable our company to have access to sufficient capital to meet our financial obligations through closing. Upon execution of the Amended Securities Purchase Agreement, $2,500,000 of the aggregate principal amount of the bridge loan was assigned by certain of the Original Investors to the new participants in the financing (collectively, the “Bridge Loan Participants”).

The annual interest rate on this loan is 25% for the term of the facility. The maturity date is the earlier of (i) February 28, 2005 (or as determined in the sole discretion of the majority in principal amount of the Bridge Loan Participants, March 31, 2005 or April 29, 2005), (ii) the closing of the Principal Financing or (iii) the termination of the Amended Securities Purchase Agreement. The loan is secured by a junior lien against all of the collateral that currently secures all borrowing obligations owed to our current lenders under our existing working capital and term loan credit facilities. In connection with this loan, certain of our current lenders, including Fleet Retail Group, Inc. and Fleet National Bank (currently Bank of America Corporation) and Back Bay Capital Funding

LLC, entered into an intercreditor agreement and a subordination agreement, pursuant to which the Bridge Loan Participants agreed, among other things, to subordinate their respective rights under the bridge loan credit facility to our debt obligations under our current credit facilities.

At the closing of the Principal Financing, the outstanding principal amount of the bridge loan (together with accrued and unpaid interest) will be applied as a partial payment to the aggregate purchase price for the securities.

We obtained the requisite consents from our current lenders to enter into the Amended Securities Purchase Agreement and the related documents.

Material Terms of the Convertible Notes (see discussion on page 10)

Pursuant to the terms of the Amended Securities Purchase Agreement, we have agreed to issue $56,000,000 in aggregate principal amount of secured seven (7) year convertible notes (the “Convertible Notes”). The Convertible Notes will bear interest at the federal midterm rate as defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the month in which the Convertible Notes will be issued (currently 3.56%) and such interest will be payable in cash or may be capitalized on the outstanding principal amount at our option; provided, that no capitalized interest may be converted into shares of Class A Common Stock and any unpaid capitalized interest will cease to exist upon such conversion. The Convertible Notes are convertible initially into 37,333,333 shares of our Class A Common Stock at an initial conversion price of $1.50 per share.

The conversion price of the Convertible Notes will have full-ratchet anti-dilution protection which means the conversion price will be adjusted from time to time in the event of the issuance of shares of our Class A Common Stock, or securities convertible or exercisable into shares of our Class A Common Stock, at prices below the conversion price of the Convertible Notes. In the event such an adjustment is required, the then current conversion price of the Convertible Notes will be reduced to the price per share at which the Class A Common Stock has been issued or upon which the convertible security (e.g. options, warrants, convertible debt instruments) may be converted or exercised into Class A Common Stock in the future.

Material Terms of the Warrants (see discussion on page 12)

As a condition to the execution of the Original Securities Purchase Agreement, on November 9, 2004, we issued to the Original Investors the Series A Warrants which are exercisable for 2,300,000 shares of our Class A Common Stock for a period of four (4) years with an initial exercise price of $1.75 per share. Upon the execution of the Amended Securities Purchase Agreement, each Original Investor delivered to our company its original Series A Warrants for cancellation and we simultaneously issued to each Investor new Series A Warrants in accordance with the Amended Securities Purchase Agreement.

In addition, we have agreed to issue to the Investors three additional tranches of warrants exercisable into an aggregate of 12,600,000 shares of our Class A Common Stock (collectively, the “Warrants”) as follows:

•	one tranche of four (4) year warrants with an initial exercise price of $2.25 per share for our Class A Common Stock (exercisable initially into 3,400,000 shares of our Class A Common Stock); and

•	two tranches of five (5) year warrants with initial exercise prices of $2.50 and $2.75 per share for our Class A Common Stock (exercisable initially into 4,500,000 and 4,700,000 shares of our Class A Common Stock, respectively).

The exercise prices of the Warrants will also have full-ratchet anti-dilution protection which means the respective exercise prices of the Warrants will be adjusted from time to time in the event of the issuance of shares of our Class A Common Stock or securities convertible or exercisable into shares of our Class A Common Stock at prices below the respective exercise prices of the Warrants. In the event such an adjustment is required, the then current exercise price will be reduced to the price per share at which the Class A Common Stock has been issued or upon which the convertible security (e.g. options, warrants, convertible debt instruments) may be converted or exercised into Class A Common Stock in the future.

Class A Common Stock Ownership Limitations and Your Dilution (see discussion on page 14)

Pursuant to the terms of the Convertible Notes and the Warrants, a holder of such notes or warrants is prohibited from converting or exercising the security if as a result such holder (together with its affiliates) would beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended)) more than 9.99% of our outstanding Class A Common Stock (or a lower percentage pursuant to notice from the applicable Investor).

NEVERTHELESS, YOU SHOULD BE AWARE THAT IF (I) ALL OF THE CONVERTIBLE NOTES ARE CONVERTED, (II) THE WARRANTS ARE EXERCISED IN FULL AND (III) ALL 10,000,000 SHARES OF OUR CLASS A COMMON STOCK ARE ISSUED UNDER OUR NEW STOCK INCENTIVE PLAN, THE CURRENT STOCKHOLDERS’ PERCENTAGE OWNERSHIP OF OUR CLASS A COMMON STOCK, ON A FULLY DILUTED BASIS, WILL BE REDUCED FROM 76.4% TO 32.9%.

Board of Directors Matters

We have agreed, as conditions to the closing of our Principal Financing, that our Board of Directors will consist of no more than nine members and that the Investors must be satisfied with the identity of (i) the Chairman of the Board of Directors of our company and (ii) at least a number of directors equal to one less than the minimum number of directors that would constitute a majority of the Board of Directors of our company at closing. Our Board of Directors currently consists of seven members and at this time there is no intention to fill any vacancies on our Board of Directors.

Consulting Agreements and Other Arrangements

The terms of the Original Securities Purchase Agreement obligated us to use our best efforts to engage the services of Michael Gold and Thomas Brosig, two well regarded retail consultants, to assist in the operations of our business. Mr. Gold, who operates over 400 retail clothing stores in Canada and the United States, currently serves as a consultant for merchandising initiatives primarily in The Wet Seal division. As of the date of this proxy statement, we have not finalized the terms of the consulting agreement with Mr. Gold. We have retained the consulting company led by Thomas Brosig, RT Management & Consulting Services, LLC, to provide an on-site analysis of all non-merchandising departments, administrative costs, employee and compensation issues and organizational structure and information systems. We have also engaged RT Management to conduct a physical inspection of our buildings, equipment and distribution centers.

Concurrently with this transaction, we are also reevaluating our merchandizing history, the viability of each of our stores, the value of our real estate and leases and the strengths and weaknesses of our general operations. We are engaging consultants to assist in this analysis and will be preparing a revised business plan in connection therewith, which may include the closing of certain stores.

The Board of Directors has resolved that, at the closing of our Principal Financing, Mr. Winterstern, Chairman of our Board of Directors, will be granted 250,000 shares of restricted Class A Common Stock.

Our Business Strategy Following the Principal Financing

The purpose of the Principal Financing and entering into arrangements with Michael Gold and RT Management and other management additions which may occur is to implement our strategy to return our company to profitability. We believe that the Principal Financing will provide us with the capital needed to effect necessary store closures while maintaining appropriate inventory levels at stores we intend to keep open. In addition, it will allow us to absorb operating losses that may be incurred while we implement our plans. With regard to our merchandise, our merchandising strategy will focus on price, while increasing our sales per square foot by offering fresh inventory reflecting current fashion trends.

The Proposals

We seek the approval of the following proposals from our stockholders:

The ratification of the issuance of the Series A Warrants and the approval of the issuance of our new secured convertible notes, warrants and the shares of our Class A Common Stock that are issuable upon the conversion of our new secured convertible notes and the exercise of our new warrants

Due to the significant number of shares of Class A Common Stock that may be issuable pursuant to the terms of the Convertible Notes and the Warrants, we are required by applicable rules of our trading market, the Nasdaq National Market, to seek your approval of the issuance of these securities and the underlying shares of Class A Common Stock.

WE WILL NOT BE ABLE TO COMPLETE OUR FINANCING TRANSACTIONS WITH THE INVESTORS DESCRIBED IN THIS PROXY STATEMENT UNLESS YOU APPROVE THIS PROPOSAL AND PROPOSAL 2.

Charter Amendment to Increase the Number of Authorized Shares of our Class A Common Stock

We do not have enough authorized shares of Class A Common Stock to satisfy the conversion and exercise rights associated with securities to be issued in the Principal Financing. Accordingly, we seek your approval to amend our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class A Common Stock.

WE WILL NOT BE ABLE TO COMPLETE OUR FINANCING TRANSACTIONS WITH THE INVESTORS DESCRIBED IN THIS PROXY STATEMENT UNLESS YOU APPROVE THIS PROPOSAL AND PROPOSAL 1.

The Wet Seal, Inc. 2005 Stock Incentive Plan

We believe it is essential to attract turn-around and merchandising management to improve the operations of our Wet Seal stores and the overall financial position of our company. In order to do so, we believe that it is appropriate to provide such individuals with compensation based upon the operating performance of our company. It is our intention to use The Wet Seal, Inc. 2005 Stock Incentive Plan (the “Plan”) to offer equity based incentive arrangements to these managers and consultants. Therefore, we seek your approval of the Plan.

Board Recommendations

THE BOARD OF DIRECTORS OF OUR COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSALS 1, 2 AND 3.

PROPOSAL 1

RATIFICATION OF THE ISSUANCE OF THE SERIES A WARRANTS AND APPROVAL OF THE ISSUANCE OF OUR NEW SECURED CONVERTIBLE NOTES, WARRANTS AND THE SHARES OF OUR CLASS A COMMON STOCK THAT ARE ISSUABLE UPON THE CONVERSION OF OUR NEW SECURED CONVERTIBLE NOTES AND EXERCISE OF OUR NEW WARRANTS

The Financing

Background of the Financing

Beginning in the third quarter of fiscal year 2002, we began experiencing a significant decline in sales in our Wet Seal division and these declines continue. The continuing decline in sales has led to significant losses and the deterioration in our working capital position and has raised concerns about our ability to fund our operations and to continue as a going concern. Despite a private placement of our Class A Common Stock completed on June 29, 2004, which raised $27,200,000 in gross proceeds, we continue to experience liquidity issues. At the end of the second quarter of fiscal year 2004, we wrote down our deferred tax assets and took other non-cash charges resulting from the impairment of certain store asset values as required by generally accepted accounting principles. Moreover, our recent Fall back-to-school merchandising efforts have not produced anticipated results. As a result, the third quarter of fiscal year 2004 represented our ninth consecutive quarter reflecting negative comparable store sales and operating losses. For a more detailed discussion of our recent financial position, please see our Quarterly Report on Form 10-Q for the fiscal period ending October 31, 2004, as filed with the SEC on December 9, 2004.

On August 18, 2004, our Board of Directors established a Special Committee of independent directors of our company to analyze appropriate alternatives to enhance stockholder value. The Special Committee was composed of Howard Gross, Alan Siegel and Henry Winterstern, as Chairman. The Special Committee engaged the law firm of Willkie Farr & Gallagher LLP to serve as its legal counsel, and following a series of interviews with investment banking firms, engaged Rothschild in September 2004 to provide financial advisory services. Also, beginning in August 2004, our Board of Directors commenced holding bi-weekly meetings during which the directors were provided with information regarding the financial condition and operations of our company and the strategic alternatives being considered by the Special Committee with the assistance of Rothschild.

After we issued our press release announcing the formation of the Special Committee and our retention of Rothschild, the Special Committee and Rothschild contacted, or were contacted by, several interested parties regarding business transactions. One of the interested parties was a competitor interested in acquiring most of the operations (including the operating leases) of our Wet Seal division. However, none of these indications of interest (other than the SAC proposal) were made on business terms that were acceptable in the opinion of the Special Committee.

In October 2004, the Special Committee began discussions regarding financing alternatives with the advisor to SAC, a participant in our June 2004 private placement. Following its execution of a customary confidentiality and standstill agreement, the Special Committee began negotiations with the advisor to SAC regarding the sale and purchase of convertible notes, investment right warrants and warrants as well as the investor group’s ability to offer interim financing prior to the closing of the proposed transaction.

On October 31, 2004, the advisor to SAC delivered a term sheet to us in connection with the transactions described in this proxy statement. The Special Committee unanimously recommended that our Board of Directors pursue the financing alternative presented by the advisor to SAC, instead of the financing alternative proposed by our competitor, primarily due to (i) the commitment to provide interim financing for our company, (ii) the provision of sufficient capital to improve our liquidity position and enable us to attract and retain management with retail and turn-around experience and (iii) a higher likelihood of closure in comparison with our competitor’s proposal. On November 3, 2004, we entered into an exclusivity arrangement with the advisor to SAC, pursuant to which we agreed not to accept any competing offer or proposal from any other entity (other than the Investors) until November 14, 2004.

On November 8, 2004, our entire Board of Directors participated in a telephonic meeting to consider the terms of the financing arrangements offered by the Original Investors. The Special Committee unanimously concluded that the transaction with the Original Investors was the best alternative available to our company and our stockholders and recommended to the Board of Directors that it approve this transaction. At the meeting, after considering the recommendation of the Special Committee, our Board of Directors unanimously approved the terms of the financing with the Investors, and, subject to stockholder approval, authorized our company to enter into the transactions with the Investors. On November 9, 2004, we entered into the Original Securities Purchase Agreement with the Original Investors, pursuant to which we agreed to issue seven (7) year secured convertible notes (convertible into shares of our Class A Common Stock), AIRs and warrants (exercisable into shares of our Class A Common Stock). Upon the execution of the Original Securities Purchase Agreement, the Special Committee was disbanded.

Following the execution of the Original Securities Purchase Agreement, our Board of Directors authorized Henry Winterstern to continue negotiations with certain of the Original Investors regarding their ability to provide additional funds at closing so as to enable our company to have additional liquidity to implement our turn-around strategy for the Wet Seal division at an earlier stage. On December 13, 2004, we entered into an amended and restated Securities Purchase Agreement with the Original Investors and certain additional investors (the “Amended Securities Purchase Agreement”) and other related documents. Under the terms of the Amended Securities Purchase Agreement, (i) we have increased the aggregate principal amount of the secured convertible notes issuable at closing from $40,000,000 to $56,000,000, at an initial conversion price of $1.50 per share, (ii) we have eliminated the AIRs and (iii) we have increased the aggregate number of shares of Class A Common Stock issuable upon exercise of the warrants from 13,600,000 to 14,900,000. Moreover, as a result of the lower initial conversion price of the additional $16,000,000 in principal amount of secured convertible notes, when compared to the initial conversion prices of the AIRs, the current stockholders’ percentage ownership in our company will be further diluted by approximately 1,267,000 shares.

The Rothschild Presentation

Original Transaction Structure

In its presentation at our Board of Directors meeting on November 8, 2004, Rothschild offered its analysis of the available alternatives and the merits of the financing with the Original Investors in light of the existing alternatives. In summary, Rothschild advised our Board of Directors that the transaction with the Original Investors would:

•	provide up to $55.85 million in gross proceeds of capital which would afford our company additional capital to be used during the implementation of our turn-around strategy and greatly reduce the probability of a bankruptcy filing in the short term;

•	provide sufficient capital to enable our company to implement a turn-around strategy for the Wet Seal division as well as to attract management with significant specialty retail and turn-around experience;

•	allow independent directors to maintain board control, in part due to the 9.99% Class A Common Stock conversion/exercise limitation placed upon each of the owners of the new securities;

•	provide the most comprehensive response to the current financial condition of our company; and

•	provide a greater likelihood of maximizing stockholder value and provide the highest certainty of closure of available alternatives presented to the Board of Directors.

Some of the negative considerations of the financing with the Original Investors identified by Rothschild included:

•	the potential for significant stockholder dilution as a result of the overhang of convertible notes, warrants and any incentive compensation to be issued to new management with turn-around experience;

•	the subordination risk borne by our stockholders as a result of the secured convertible notes issued to the Original Investors;

•	the acceleration of our senior debt in the event that the Principal Financing is not consummated; and

•	the financial risks associated with implementing a turn-around strategy for our Wet Seal division.

Amended Transaction Structure

Prior to entering into the amended financing agreements with the Investors, our company consulted with Rothschild. Rothschild, in its written report to our Board of Directors, dated December 9, 2004, recommended that we proceed with the amended transaction after considering the relative value associated with the additional liquidity available at closing versus the incremental dilutive impact that the amended transaction will have on our stockholders. See “Class A Common Stock Ownership Limitation and Your Dilution” for a discussion of the dilutive effect of the Principal Financing on your ownership interest in our company.

Our Board of Directors determined that the benefits of the financing proposals presented by the Original Investors and the Investors outweighed its negative considerations due to the amount of financing provided by the Investors in the Principal Financing, the commitment to provide pre-closing financing, the higher degree of certainty of closure and the possibility to enhance stockholder value in connection with executing a successful turn-around strategy for the Wet Seal division.

The Investors

The Investors for the Principal Financing include S.A.C. Capital Associates, LLC, GMM Capital, LLC, Goldfarb Capital Partners LLC, Mr. Charles Phillips, Mr. Eli Wachtel, WLSS Capital Partners, LLC, Smithfield Fiduciary LLC, D.B. Zwirn Special Opportunities Fund, L.P, D.B. Zwirn Special Opportunities Fund, Ltd. and Riverview Group, LLC. The Investors may subsequently transfer the Convertible Notes and the Warrants in accordance with applicable securities laws.

The Interim Financing

In an effort to provide us with additional liquidity through the closing date of the Principal Financing, at the time we signed the Original Securities Purchase Agreement, we entered into an interim financing facility with the Bridge Loan Participants in the form of a $10,000,000 bridge term loan (the “Bridge Facility”). The Wet Seal, Inc. is the lead borrower under the Bridge Facility, with The Wet Seal Retail, Inc. and Wet Seal Catalog, Inc. as additional borrowers (collectively, the “Borrowers”). Wet Seal GC, Inc. is the guarantor for the Bridge Facility (the “Guarantor”) and SAC serves as the Administrative Agent and Collateral Agent. Upon execution of the Amended Securities Purchase Agreement, $2,500,000 of the aggregate principal amount of the bridge loan was assigned by certain of the Original Investors to the new participants in the financing.

The bridge loan bears interest at an annual rate of 25% fixed for the term of the Bridge Facility and interest accrues monthly, in arrears. The loan will become due and payable on the earlier of (i) February 28, 2005 (or as determined in the sole discretion of the majority in principal amount of the Bridge Loan Participants, March 31, 2005 or April 29, 2005), (ii) the closing of the Principal Financing and (iii) the termination of the Amended Securities Purchase Agreement. The Bridge Loan Participants have agreed to subordinate any acceleration claims with respect to the Bridge Facility pursuant to the terms of (i) the Intercreditor and Lien Subordination Agreement dated as of November 9, 2004, by and among SAC Capital Associates, as Administrative Agent for the lenders and Collateral Agent under the Bridge Facility, the Borrowers, the Guarantor and Fleet Retail Group, Inc., as Administrative Agent and Collateral Agent under the Existing Credit Agreements, and (ii) the Subordination Agreement, dated as of November 9, 2004, by and among SAC Capital Associates, as Collateral Agent under the Bridge Facility, the Borrower and Fleet Retail Group, Inc., as agent for the lenders, to be amended and restated at the closing of the Principal Financing (collectively, the “Subordination Agreements”).

The borrowings under the Bridge Facility are secured by a junior lien against all of the collateral that currently secures all of the borrowing obligations owed to the Borrowers’ current lenders (the “Existing Lenders”) under existing working capital and term loan credit facilities (the “Existing Credit Agreements”). The respective rights of the Existing Lenders and the lenders under the Bridge Facility in the shared collateral are set out in the Subordination Agreements.

At the closing of the Principal Financing, the outstanding principal amount of the bridge loan (together with accrued and unpaid interest) will be applied as a partial payment to the aggregate purchase price for the securities.

We obtained the requisite consents from our Existing Lenders to enter into the Amended Securities Purchase Agreement and the related documents.

Material Terms of the Convertible Notes

Pursuant to the terms of the Amended Securities Purchase Agreement, we have agreed to issue $56,000,000 in aggregate principal amount of Convertible Notes to the Investors. For a complete description of the Convertible Notes, please see the Form of Secured Convertible Note attached as Exhibit 10.3 to our Transaction 8-K Report. The Convertible Notes will be issued pursuant to an Indenture. It is anticipated that The Bank of New York will serve as Indenture Trustee under the Indenture.

The Convertible Notes:

•	are convertible, at each holder’s option, into our Class A Common Stock, at an initial conversion price of $1.50 per share;

•	bear interest at the federal midterm rate as defined in Section 1274(d) of the Code for debt obligations with annual compounding periods as specified by the Internal Revenue Service for the month in which the Convertible Notes are issued (currently 3.56%);

•	require interest to be paid annually, on each December 31, with the first payment due in 2005, except that interest is to be paid in cash or capitalized on the outstanding principal amount, at our company’s option; however no capitalized interest may be converted into shares of Class A Common Stock and any unpaid capitalized interest will cease to exist upon such conversion;

•	are due and payable seven (7) years from the date of issuance, or earlier under certain circumstances;

•	will be secured by a second priority lien on substantially all of the assets of our company and the other Borrowers, subject to the Subordination Agreements; and

•	will be subordinate to all senior secured indebtedness and will be senior to all other indebtedness of our company and our subsidiaries.

Anti-dilution Protection

The conversion price of the Convertible Notes will have full-ratchet anti-dilution protection which means the conversion price will be adjusted from time to time in the event of the issuance of shares of our Class A Common Stock, or securities convertible or exercisable into shares of our Class A Common Stock, at prices below the conversion price of the Convertible Notes. In the event such an adjustment is required, the then current conversion price of the Convertible Notes will be reduced to the price per share at which the Class A Common Stock has been issued or upon which the convertible security (e.g. options, warrants, convertible debt instruments) may be converted or exercised into Class A Common Stock in the future. The Indenture may include additional customary anti-dilution provisions.

Optional Redemption upon a Change of Control

Upon a “change of control” (as defined in the Form of Secured Convertible Note), the Investors will have the right to cause us to redeem all or any portion of the Convertible Notes at a price equal to the greater of:

•	the product of (x) the principal amount of the Convertible Notes, plus accrued and unpaid interest, to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Class A Common Stock on the business day on which the first public announcement of such proposed change of control is made by (B) the then applicable conversion price for the Convertible Notes; and

•	125% of the principal amount of the Convertible Notes, plus accrued and unpaid interest, to be redeemed.

To the extent not redeemed upon a “change in control,” each Investor shall have the right to cause the ultimate parent company of the acquiring or surviving company in the change of control to issue new notes in replacement of the Convertible Notes with terms (including, without limitation, conversion rights, security, rank, covenants and events of defaults) equivalent to those contained in the Convertible Notes.

Covenants

The Convertible Notes will impose certain customary affirmative and negative covenants upon our company and our subsidiaries, including but not limited to:

•	limitations on the incurrence of indebtedness;

•	limitations on the redemption and repurchase of capital stock;

•	limitations on the declaration of dividends and payment of distributions on capital stock;

•	limitations on the granting of liens on assets; and

•	limitations on the types and amounts of payments that can be made.

Events of Default

Under the terms of the Convertible Notes an event of default includes, but is not limited to, the following events:

•	failure to pay principal, interest or late charges under the Convertible Notes;

•	failure to make payments on any indebtedness (other than the Convertible Notes) in excess of $5,000,000 or the acceleration of such indebtedness;

•	impairment of rank of the Convertible Notes or the security interest in the collateral pledged to the Investors;

•	breach of any material representations or warranties made by us in the Principal Financing transaction documents and the Bridge Facility documents;

•	failure to timely file or maintain the effectiveness of the registration statement covering the Convertible Notes, Warrants and shares of Class A Common Stock issuable pursuant to the conversion and exercise of these securities (subject to customary blackout periods) pursuant to the terms of the Amended Registration Rights Agreement (as defined below);

•	suspension from trading or failure of our Class A Common Stock to be listed on an eligible trading market for a period of five (5) or more consecutive days or for more than ten (10) days in any 365 day period;

•	violation of covenants or conditions, subject to any applicable cure periods, in any of the Principal Financing transaction documents;

•	bankruptcy of our company or any of our subsidiaries; and

•	the application of a final judgment against our company or subsidiaries in excess of $1,000,000.

Optional Redemption upon an Event of Default

Upon an event of default, Investors holding at least 25% of the aggregate principal amount of the Convertible Notes then outstanding (the “25% Holders”) will have the right to cause us to redeem all or any portion of the Convertible Notes at a price equal to the greater of:

•	the product of (x) the principal amount of the Convertible Notes, plus accrued and unpaid interest, to be redeemed and (y) in the case of (i) the first seven events of default listed above, a redemption premium of 125% or (ii) the last two events of default listed above, a redemption premium of 100%; and

•	the product of (x) the conversion rate (determined by dividing the principal amount of the Convertible Notes, plus accrued and unpaid interest, to be redeemed by $1.50, as adjusted) in effect at the time the 25% Holders deliver a redemption notice and (y) the closing sale price of our Class A Common Stock on the date immediately preceding such event of default.

Material Terms of the Warrants

Pursuant to the terms of the Amended Securities Purchase Agreement, we have issued to the Investors Series A Warrants and have agreed to issue Series B Warrants, Series C Warrants and Series D Warrants upon the closing of the Principal Financing. For a complete description of the Warrants, please see the Form of Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants attached as Exhibits 10.4 through 10.7 to our Transaction 8-K Report. The Warrants may be issued pursuant to a warrant agreement.

Series A Warrants

As a condition to the execution of the Original Securities Purchase Agreement, on November 9, 2004, we issued to the Original Investors the Series A Warrants which are exercisable for 2,300,000 shares of our Class A Common Stock for a period of four (4) years, with an initial exercise price of $1.75 per share. Upon the execution of the Amended Securities Purchase Agreement, each Original Investor delivered to our company its original Series A Warrants for cancellation and we simultaneously issued to each Investor new Series A Warrants in accordance with the Amended Securities Purchase Agreement.

The Series A Warrants may be exercised for the period beginning on the earlier of (i) the approval of our stockholders of this Proposal and Proposal 2 or (ii) May 9, 2005.

Series B, Series C and Series D Warrants

The Series B, Series C and Series D warrants will be issued at the closing of the Principal Financing with the Investors. The Series B Warrants may be exercised for a period of four (4) years following the date of issuance to purchase up to 3,400,000 shares of our Class A Common Stock at an initial exercise price per share equal to $2.25. The Series C Warrants may be exercised for a period of five (5) years following the date of issuance to purchase up to 4,500,000 shares of our Class A Common Stock at an initial exercise price per share equal to $2.50. The Series D Warrants may be exercised for a period of five (5) years following the date of their issuance to purchase up to 4,700,000 shares of our Class A Common Stock at an initial exercise price per share equal to $2.75. Under the Amended Securities Purchase Agreement, the aggregate number of shares of Class A Common Stock issuable pursuant to the terms of the Series D Warrants was increased from 3,400,000 shares to 4,700,000 shares.

Anti-dilution Protection

The exercise prices of the Warrants will also have full-ratchet anti-dilution protection which means the respective exercise prices of the Warrants will be adjusted from time to time following the issuance of shares of our Class A Common Stock or securities convertible or exercisable into shares of our Class A Common Stock at prices below the respective exercise prices of the Warrants. In the event such an adjustment is required, the then current exercise price will be reduced to the price per share at which the Class A Common Stock has been issued or upon which the convertible security (e.g. options, warrants, convertible debt instruments) may be converted or exercised into Class A Common Stock in the future.

Material Terms of the Amended Registration Rights Agreement

Pursuant to the terms of the Original Securities Purchase Agreement, we entered into a registration rights agreement with the Original Investors, which was subsequently amended and restated simultaneously with the Amended Securities Purchase Agreement (the “Amended Registration Rights Agreement”). Pursuant to the Amended Registration Rights Agreement we granted to each Investor registration rights with respect to the resale of the Convertible Notes, the Warrants and the shares of our Class A Common Stock issuable upon the conversion and exercise of such securities.

The Amended Registration Rights Agreement requires us to file, no later than thirty (30) calendar days after the closing of the Principal Financing (the “Closing Date”) or the termination of the Amended Securities Purchase Agreement (the “Termination Date”), a registration statement with the SEC on Form S-3. We have agreed to use our reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days (or in the event the SEC reviews the registration statement and requires us to make modifications, one hundred and twenty (120) calendar days) after the Closing Date or the Termination Date. In the event that registration on Form S-3 is unavailable, we are required to register the resale of the securities on another appropriate form reasonably acceptable to the Investors and undertake to file a registration on Form S-3 as soon as such form is available.

In the event we (i) fail to file a registration statement by the applicable deadline, (ii) fail to have a registration statement declared effective by the applicable deadline, or (iii) due to a breach of our obligations under the Amended Registration Rights Agreement, cause a registration statement to become unavailable to an Investor for the resale of covered securities (each a “Registration Delay”), we are required to pay, upon the occurrence of a Registration Delay and every thirtieth day thereafter until such Registration Delay is cured, to the applicable holder, an amount equal to two percent (2%) of the principal amount at which any Convertible Note was issued or the initial conversion price paid for the shares of our Class A Common Stock issued pursuant to those securities, as the case may be, and two percent (2%) of the exercise price of a Warrant or related shares of Class A Common Stock issuable upon the exercise of a Warrant.

At any time after a registration statement has been declared effective by the SEC, we are entitled to delay the disclosure of material non-public information and thereby temporarily suspend the registration statement, if such disclosure is, in the good faith judgment of our Board of Directors, not in the best interest of our company, provided that no such grace period may exceed fifteen (15) consecutive days and the aggregate of such grace periods may not exceed thirty (30) days in any 365-day period. We will pay for the costs associated with any registration under the Amended Registration Rights Agreement.

Rights of First Refusal for Future Equity Issuances

For a period of three years following the closing of the Principal Financing, the Investors will be granted a right of first refusal with respect to any equity or equity-linked financing by our company, subject to certain participation rights held by existing stockholders which were granted under the Securities Purchase Agreement, dated June 29, 2004, entered into in connection with the private placement of our Class A Common Stock.

Conditions Precedent

The obligations of the Investors to consummate the Principal Financing are subject to a number of conditions, including the following:

•	no event, circumstances or fact shall have occurred that has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of our company and our subsidiaries under the terms of the Bridge Facility;

•	requisite stockholder approval shall have been obtained;

•	our Board of Directors shall not consist of more than nine members and the majority of the Investors shall be satisfied with the identity of (i) the Chairman of the Board of Directors of our company and (ii) at least a number of directors equal to one less than the minimum number of directors that would constitute a majority of the Board of Directors of our company;

•	our Class A Common Stock shall be designated for quotation or listing on the principal trading market of the Class A Common Stock; and

•	our Class A Common Stock shall not have been suspended as of the closing date of the Principal Financing, nor shall suspension of such listing by the SEC or the principal trading market be threatened by the SEC or the principal trading market, nor shall suspension be threatened as a result of our Class A Common Stock not meeting the minimum listing maintenance requirements of the principal trading market.

For a detailed discussion of each of the conditions precedent to the closing of the Principal Financing, please refer to the Amended Securities Purchase Agreement attached as Exhibit 10.1 to our Transaction 8-K Report.

Even if stockholder approval is obtained for the Principal Financing, the Principal Financing may not close if the closing conditions are not met or waived.

Consulting Agreements and Other Arrangements

The terms of the Original Securities Purchase Agreement obligated us to use our best efforts to engage the services of Michael Gold and Thomas Brosig, two well regarded retail consultants, to assist in the operations of our business. Mr. Gold, who operates over 400 retail clothing stores in Canada and the United States, currently serves as a consultant for merchandising initiatives primarily in The Wet Seal division. As of the date of this proxy statement, we have not finalized the terms of the consulting agreement with Mr. Gold. We have retained the consulting company led by Thomas Brosig, RT Management & Consulting Services, LLC, to provide an on-site analysis of all non-merchandising departments, administrative costs, employee and compensation issues and organizational structure and information systems. We have also engaged RT Management to conduct a physical inspection of our buildings, equipment and distribution centers.

Concurrently with this transaction, we are also reevaluating our merchandizing history, the viability of each of our stores, the value of our real estate and leases and the strengths and weaknesses of our general operations. We are engaging consultants to assist in this analysis and will be preparing a revised business plan in connection therewith, which may include the closing of certain stores.

The Board of Directors has resolved that, at the closing of our Principal Financing, Mr. Winterstern, Chairman of our Board of Directors, will be granted 250,000 shares of restricted Class A Common Stock.

Our Business Strategy Following the Principal Financing

The purpose of the Principal Financing and entering into arrangements with Michael Gold and RT Management and other management additions which may occur is to implement our strategy to return our company to profitability. We believe that the Principal Financing will provide us with the capital needed to effect necessary store closures while maintaining appropriate inventory levels at stores we intend to keep open. In addition, it will allow us to absorb operating losses that may be incurred while we implement our plans. With regard to our merchandise, our merchandising strategy will focus on price, while increasing our sales per square foot by offering fresh inventory reflecting current fashion trends.

Class A Common Stock Ownership Limitation and Your Dilution

Pursuant to the terms of the Convertible Notes and the Warrants, each holder is prohibited from converting or exercising any such securities if as a result such holder (together with its affiliates) would beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended)) more than 9.99% of our outstanding Class A Common Stock (or a lower percentage pursuant to notice from the applicable Investor).

However, assuming all of the shares of Class A Common Stock issuable upon conversion or exercise of the Convertible Notes or the Warrants were issued absent the ownership limitation agreed to by the Investors, your percentage equity ownership in our company would decrease significantly. In addition, the issuance of additional shares would significantly dilute your voting rights as a holder of our Class A Common Stock. The table below depicts our issued and outstanding shares of Class A Common Stock, Class B Common Stock and common stock equivalents as of December 9, 2004 and, on a pro forma basis, the Class A Common Stock potentially issuable under the terms of the Principal Financing.

Security	Number of Shares	Percent of Fully- Diluted Shares as of December 9, 2004	Percent of Fully- Diluted Shares after giving effect to the Principal Financing
Class A Common Stock issued and outstanding	34,660,657	76.4%	32.9%
Class B Common Stock issued and outstanding (1)	1,500,000	3.3%	1.4%
Class A Common Stock issuable upon exercise of warrants issued in our June 29, 2004 private placement (2)	2,109,275	4.6%	2.0%
Class A Common Stock issuable upon exercise of the Series A Warrants (3)	2,300,000	5.1%	2.2%
Class A Common Stock issuable upon conversion of the Convertible Notes (4)	37,333,333	—	35.4%
Class A Common Stock issuable upon exercise of the Series B, Series C and Series D Warrants (5)	12,600,000	—	12.0%
Class A Common Stock available for issuance under existing stock option and stock purchase plans (6)	4,817,619	10.6%	4.6%
Class A Common Stock available for issuance under The Wet Seal, Inc. 2005 Stock Incentive Plan (7)	10,000,000	—	9.5%

(1)	Under the terms of our Restated Certificate of Incorporation, as amended, a holder of our Class B Common Stock has the right to convert shares of our Class B Common Stock into shares of Class A Common Stock on a one for one basis and has the right to two votes per share.
(2)	The June 29, 2004 private placement warrants have an initial exercise price of $5.41.
(3)	The Series A Warrants were initially issued upon the execution of the Original Securities Purchase Agreement, then canceled and reissued upon the execution of the Amended Securities Purchase Agreement.
(4)	Assuming a conversion price of $1.50 per share for the Convertible Notes.
(5)	The Series B, Series C and Series D Warrants have initial exercise prices of $2.25, $2.50 and $2.75 per share, respectively.
(6)	4,231,084 of these shares are allocated to the 1996 Long-Term Incentive Plan, with exercise prices for outstanding options ranging from $3.88 to $23.55 and expiration dates ranging from August 20, 2007 to August 18, 2014. 586,535 of these shares are allocated to the 2000 Long-Term Incentive Plan, with exercise prices for outstanding options ranging from $5.11 to $20.67 and expiration dates ranging from March 15, 2010 to July 16, 2014.
(7)	We are seeking stockholder approval of The Wet Seal, Inc. 2005 Stock Incentive Plan in connection with the Principal Financing.

YOU SHOULD BE AWARE THAT IF (I) ALL OF THE CONVERTIBLE NOTES ARE CONVERTED, (II) THE WARRANTS ARE EXERCISED IN FULL AND (III) ALL 10,000,000 SHARES OF OUR CLASS A COMMON STOCK ARE ISSUED UNDER OUR NEW PLAN, THE CURRENT STOCKHOLDERS’ PERCENTAGE OWNERSHIP OF OUR CLASS A COMMON STOCK, ON A FULLY DILUTED BASIS, WILL BE REDUCED FROM 76.4% TO 32.9%.

Although the number of shares of Class A Common Stock potentially issuable under the terms of the Principal Financing is significant, our Board of Directors has determined, in consultation with its advisors, that the financing alternative presented by the Investors represents the best alternative for our company in light of our financial condition.

Exclusivity Agreement and Payment of Expenses

We have agreed that during the period from the signing of the Original Securities Purchase Agreement until the closing of the Principal Financing, we will not, and will cause our directors, officers, agents, representatives, affiliates, stockholders and any other person acting on our behalf not to, directly or indirectly, (i) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into: (A) a merger, consolidation or other business combination involving our company, (B) an acquisition of 5% or more of the then-outstanding equity securities of our company, (C) an acquisition of equity securities, or of debt securities or other securities convertible into or exchangeable for equity securities of our company, which would, after giving effect to such conversion or exchange, constitute more than 5% of the outstanding equity securities of our company, (D) the issuance of debt securities with no equity component or related equity component of, or other borrowing by, our company in a principal amount in excess of $10,000,000, (E) a sale, transfer, conveyance, lease or disposal of all or any significant portion of the assets of our company in one transaction or a series of related transactions (other than sales of inventory in the ordinary course of business), (F) a liquidation or dissolution of our company or the adoption of a plan of liquidation or dissolution by our company, (G) the occurrence of individuals who at the beginning of such period constituted the Board of Directors or other governing body of our company (together with any new directors whose election to such Board of Directors or whose nomination for election by our stockholders was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), ceasing for any reason to constitute a majority of such Board of Directors then in office or (H) any other transaction in lieu of, or which would impede or prevent, the transactions contemplated by the Principal Financing documents (any of the foregoing, a “Competing Transaction”), or (ii) conduct any discussions or negotiations, or provide any information to (or any review information of) any other party, or enter into any agreement, arrangement or understanding, regarding, or in connection with, a Competing Transaction; provided, however, that nothing herein shall prevent our company from taking a position pursuant to certain rules promulgated under the Securities Exchange Act of 1934 (as amended) with regard to any unsolicited tender offer.

Irrespective of whether the Principal Financing is consummated or the Amended Securities Purchase Agreement is terminated, we have agreed to pay all out-of-pocket costs, fees and expenses (including the fees and expenses of Schulte Roth & Zabel LLP, counsel for SAC and its affiliates) (“Expenses”) incurred by, or on behalf of, SAC in connection with the financing transaction, including, but not limited to, in connection with (i) any accounting, business, environmental, legal, or regulatory due diligence review of our company and our business and (ii) the revision, negotiation, execution and delivery of all Principal Financing documents and the Bridge Facility and any related documents, up to a maximum reimbursement of $750,000 (the “Fee Cap”). However, the Fee Cap will be increased if SAC determines that such amount does not reasonably reflect the actual or reasonably anticipated Expenses and our Board of Directors approves such increase (such approval not to be unreasonably withheld or delayed). Nevertheless, we will not be obligated to pay more than $400,000 in Expenses if we terminate the Amended Securities Purchase Agreement pursuant to a material breach by the Investors having a right to acquire a majority of the Convertible Notes.

Nasdaq National Market Stockholder Approval Requirements and Vote Required

In most instances in which our Board of Directors authorizes the issuance of shares of Class A Common Stock or securities convertible or exercisable into shares of our Class A Common Stock, we are not required to seek the approval of our stockholders. However, due to the significant dilution that could result from the issuance of our Class A Common Stock pursuant to the terms of the Convertible Notes and the Warrants, we are required by our principal trading market, the Nasdaq National Market, to solicit stockholder approval. In particular, NASD Rule 4350 requires stockholder approval in the event of (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which, together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance and (ii) any transaction that may be deemed to be a change of control of the issuer.

Therefore, we need to obtain stockholder approval because the conversion or exercise, as applicable, of all of the Convertible Notes and the Warrants, in accordance with their respective terms, would result in the issuance of more than 20% of our Class A Common Stock and the effect of such issuance of our Class A Common Stock could be deemed for purposes of applicable NASD rules to be a change of control of our company.

The affirmative vote of the holders of a majority of the issued and outstanding shares of our voting stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 2

CHARTER AMENDMENT TO INCREASE

THE NUMBER OF AUTHORIZED SHARES

OF OUR CLASS A COMMON STOCK

Purpose of the Share Increase Amendment

After taking into consideration our current outstanding equity obligations, together with our obligations under the Amended Securities Purchase Agreement described in this proxy statement, our Board of Directors determined that it is necessary to amend our Restated Certificate of Incorporation, as amended (our “Restated Certificate of Incorporation”), to increase the number of shares of our Class A Common Stock authorized for issuance. Currently, we do not have a sufficient number of shares of our Class A Common Stock authorized to meet the maximum number of shares we would be required to issue if the holders of all of the Convertible Notes and the Warrants sought to convert and exercise those instruments. Also, if you approve The Wet Seal, Inc. 2004 Stock Incentive Plan, we must reserve 10,000,000 shares of Class A Common Stock for issuance under the terms of that Plan.

Our Restated Certificate of Incorporation currently permits us to issue up to 72,000,000 shares of capital stock, of which 2,000,000 shares are designated as preferred stock, having a par value of $0.01 per share, 60,000,000 shares are designated as Class A Common Stock, having a par value of $0.10 per share, and 10,000,000 shares are designated as Class B Common Stock, having a par value of $0.10 per share.

At the Special Meeting, we will ask our stockholders to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 60,000,000 to 150,000,000. In order to effect this change, the total number of shares of common stock authorized in our Restated Certificate of Incorporation would be increased from 70,000,000 to 160,000,000 and the total number of capital stock authorized in our Restated Certificate of Incorporation would be increased from 72,000,000 to 162,000,000.

In addition to our obligations under the securities to be issued to the Investors, we may require that additional shares of our capital stock be available for acquisitions and other corporate purposes, such as stock splits, recapitalizations and in connection with the anti-dilution protection afforded to the holders of the Convertible Notes and the Warrants. As a result, our Board of Directors has deemed it advisable to seek approval of additional shares of capital stock for these purposes. While there are no acquisitions pending which would involve the issuance of such additional shares, we from time to time consider potential acquisitions, some or all of which may involve the issuance of shares of our capital stock.

The text of the proposed amendment to the Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A.

If our stockholders do not approve the amendment to our Restated Certificate of Incorporation, we will be unable to consummate the financing transactions with the Investors which would significantly impact our ability to survive as a going concern.

Effect of the Increase in the Authorized Number of Shares of Class A Common Stock

Until issued, the increase in the number of authorized shares of Class A Common Stock will not have any immediate effect on your rights as an existing stockholder. Moreover, pursuant to the terms of the Convertible Notes and the Warrants each holder is prohibited from converting or exercising any such securities if as a result such holder (together with its affiliates) would beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended) more than 9.99% of our outstanding Class A Common Stock.

NEVERTHELESS, YOU SHOULD BE AWARE THAT IF (I) ALL OF THE CONVERTIBLE NOTES ARE CONVERTED, (II) THE WARRANTS ARE EXERCISED IN FULL AND (III) ALL 10,000,000 SHARES OF OUR CLASS A COMMON STOCK ARE ISSUED UNDER OUR NEW PLAN, THE CURRENT STOCKHOLDERS’ PERCENTAGE OWNERSHIP OF OUR CLASS A COMMON STOCK, ON A FULLY DILUTED BASIS, WILL BE REDUCED FROM 76.4% TO 32.9%. Please refer to our discussion in Proposal 1 under the heading “Class A Common Stock Ownership Limitation and Your Dilution” for analysis of your potential dilution.

Although the number of shares of Class A Common Stock potentially issuable under the terms of the Principal Financing is significant, our Board of Directors has determined, in consultation with its advisors, that the financing alternative presented by the Investors represents the best alternative for our company in light of our financial condition.

Vote Required

Under Delaware law, in order to approve this proposal, we will need (i) the affirmative vote of the holders of a majority of the votes of our outstanding Class A Common Stock and Class B Common Stock entitled to vote at the Special Meeting, voting together as a single class, and (ii) due to our intention to increase the number of authorized shares of Class A Common Stock, the affirmative vote of the holders of a majority of our outstanding shares of Class A Common Stock entitled to vote at the Special Meeting, voting together as a separate class.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3

APPROVAL OF THE WET SEAL, INC. 2005 STOCK INCENTIVE PLAN

Overview

At our Board of Directors meeting convened to approve our transactions with the Investors, the Board of Directors adopted the Plan, subject to our stockholder approval at the Special Meeting. The Plan was adopted in order to assist our company in attracting management with turn-around and merchandising expertise. In addition, the Plan will be used to grant awards to our officers, employees, directors and consultants in order to provide such individuals with (i) additional incentive to work to increase the value of our Class A Common Stock and (ii) a stake in the future of our company. We are asking you to approve the adoption of the Plan and the reservation of a total of 10,000,000 shares of our Class A Common Stock for issuance thereunder.

The Plan provides for the award of options, whether nonqualified or incentive, stock appreciation rights, restricted common stock, restricted common stock units, performance shares, performance share units and cash bonuses.

In order to qualify for deductibility under Section 162(m) of the Code, the Plan, including, without limitation, the performance goals for determining performance awards set forth in the Plan, must be approved by our stockholders. In addition, we are seeking your approval of the Plan pursuant to NASD Rule 4350(A) which requires our company to obtain stockholder approval when a stock option plan is established.

A general description of the principal terms of the Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the Plan, as proposed to be adopted, which is attached to this proxy statement as Exhibit B.

Number of Shares

Subject to adjustment for certain corporate events, the total of the number of shares of Class A Common Stock which shall be available for the grant of awards (including incentive stock options) under the Plan shall not exceed 10,000,000 shares of Class A Common Stock; provided, that, for purposes of this limitation, any Class A Common Stock subject to an option which is canceled or expires without exercise shall again become available for award under the Plan. Upon forfeiture of awards in accordance with the provisions of the Plan and the terms and conditions of the award, such shares shall again be available for subsequent awards under the Plan. Subject to adjustment in accordance with the Plan, no employee shall be granted, during any one (1) year period, options, or any other awards eligible for grant under the Plan, to purchase more than 10,000,000 shares of our Class A Common Stock. Shares of Class A Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by us in any manner.

Administration

The Compensation Committee (the “Committee”) of our Board of Directors will administer the Plan. The Committee is currently comprised of Henry Winterstern, Howard Gross and Walter Loeb, as Chairman, each of whom are non-employee directors within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and are also outside directors within the meaning of Section 162(m) of the Code. The Committee will (i) approve the selection of participants, (ii) determine the type of awards to be made to participants, (iii) determine the number of shares of Class A Common Stock subject to awards, (iv) determine the terms and conditions of any awards granted thereunder (including, but not limited to, any restriction and forfeiture conditions on such awards) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect.

Eligibility

Employees, officers, directors and consultants of our company and our subsidiaries selected by the Committee are eligible to receive grants of awards under the Plan. Only employees of our company and our subsidiaries may be granted incentive stock options.

Awards

Awards under the Plan may consist of options, stock appreciation rights, restricted common stock, restricted common stock units, performance shares, performance share units or cash bonuses.

Options

Both nonqualified stock options (“Nonqualified Stock Options”) and “incentive stock options” (“ISOs”) may be granted under the Plan, collectively referred to as the Options. The terms of any such Option shall be set forth in an Option agreement and shall be consistent with the following:

Exercise Price

The exercise price per share of our Class A Common Stock to be purchased pursuant to any Option shall be fixed by the Committee at the time such Option is granted and shall not be less than the fair market value of a share of Class A Common Stock on the date the Option is granted; provided, however, in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of our company and its subsidiaries, the price per share specified in an Option agreement shall not be less than 110% of the fair market value per share of Class A Common Stock on the date of grant.

Option Term

The term of each Option will be determined by the Committee, but may not exceed ten (10) years from the date of grant; provided, however, that in the case of ISOs granted to 10% stockholders, the term of such Option shall not exceed five (5) years from the date of grant.

Vesting

An Option shall vest and become exercisable at a rate determined by the Committee on the date of grant, with a minimum vesting period of one (1) year.

Method of Exercise

Options may be exercised, in whole or in part, by giving written notice of exercise to our company in a form approved by us specifying the number of shares of Class A Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Class A Common Stock held by the optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by us, (iii) if established by us, through a “same day sale” commitment from the optionee and a broker-dealer selected by us that is a member of the National Association of Securities Dealers, or an NASD Dealer, whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to us, (iv) through additional methods prescribed by the Committee or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of our Class A Common Stock. A participant’s subsequent transfer or disposition of any Class A Common Stock acquired upon exercise of an Option shall be subject to any federal and state laws then applicable, specifically securities law, and the terms and conditions of the Plan.

Prohibition on Repricing

No Option granted under the Plan shall be amended to reduce the exercise price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, that, this prohibition shall not restrict or prohibit any adjustment permitted under the Plan in connection with certain corporate events or changes in the Class A Common Stock.

Stock Appreciation Rights “SARs”

The Plan permits the Committee to award from time to time SARs to an eligible participant either at the time of the grant of an Option or thereafter by amendment to the option. A SAR is the right to receive the increase between the grant price and the market price of our Class A Common Stock on the date of settlement in Class A Common Stock or cash.

Restricted Common Stock

The Plan permits the Committee to award restricted Class A Common Stock under the Plan to eligible participants. The Committee may also award restricted Class A Common Stock in the form of restricted common stock units having a value equal to an identical number of shares of Class A Common Stock. Payment of restricted common stock units shall be made in Class A Common Stock or in cash or in a combination thereof (based upon the fair market value of the Class A Common Stock on the day the restricted period expires), all as determined by the Committee in its discretion. Restricted Class A Common Stock awards shall vest at a rate determined by the Committee on the date of grant, with a minimum vesting period of one (1) year.

Performance Awards

Under the Plan, the Committee has the authority to grant Performance Awards (as defined below) which provide participants with the right to an award based upon the achievement of one or more levels of performance required to be attained with respect to a Performance Goal (as defined below) set by the Committee during a Performance Period (as defined below) or the Performance Objective (as defined in the Plan). Performance shares may be granted in the form of actual shares of Class A Common Stock or common stock units having a value equal to an identical number of shares of Class A Common Stock. In addition, the Committee may make cash bonuses to participants based on the Performance Objectives established by the Committee (performance shares and performance cash bonuses collectively referred to as “Performance Awards”). The Plan contemplates that the following Performance Goals may be selected by the Committee and shall mean or may be expressed in terms of one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization or EBITDA, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in our company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax) (each, a “Performance Goal”). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Plan, a “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a participant’s entitlement to receive payment of a Performance Award.

The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals under the Plan, one or more levels of performance with respect to each such criterion, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to or reasonably promptly following the inception of a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than ninety (90) days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

Subject to adjustment for certain corporate events, the maximum number of Performance Shares subject to any award to any individual who is a covered employee for purposes of Section 162(m) of the Code (“Covered Employee”) is 10,000,000 for each twelve (12) months during the Performance Period (or, to the extent the award is paid in cash, the maximum dollar amount of any such award is the equivalent cash value, based on the fair market value of the common stock, of such number of shares of Class A Common Stock on the last day of the performance period). If the Performance Award is a cash bonus, a participant shall not be granted performance cash bonuses for all of the Performance Periods commencing in a calendar year that permit the participant, in the aggregate, to earn a cash payment in excess of $3,000,000 per calendar year.

A Performance Award to a participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of termination of continuous service prior to the end of the Performance Period for any reason, such award will be payable only if the applicable Performance Objectives are achieved and to the extent, if any, as the Committee shall determine. The Committee may reduce or eliminate the amount of payment with respect to any Performance Award to a Covered Employee notwithstanding the achievement of specified Performance Objectives, however, no such adjustments shall be made that would adversely impact a participant following a “Change of Control” (as defined in the Plan).

No payments will be made with respect to any Performance Award unless and until the Committee certifies the achievement of the Performance Goals.

Change of Control

Unless otherwise provided in an award agreement, upon the occurrence of a Change of Control (as defined in the Plan) in which awards are not terminated in accordance with the Plan, all Options, restricted stock and SARs granted prior to such Change of Control shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any other awards shall automatically lapse.

Adjustments

The Plan provides that in the event of certain corporate events or changes in the Class A Common Stock, awards and the number of shares under the Plan may be adjusted to reflect such event. Any such adjustment made to an ISO shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee.

Forfeiture

In the event of a serious breach of conduct by a participant or former participant (including, without limitation, any conduct prejudicial to or in conflict with our company or any subsidiary), the Committee may (i) cancel any outstanding award granted to such participant or former participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise or payment of an award, require such participant or former participant to repay our company any gain realized or payment received upon the exercise or payment of such award (with such gain or payment valued as of the date of exercise or payment).

Amendment and Termination

Our Board of Directors may terminate or amend the Plan in any respect at any time, except that, no amendment will be made without stockholder approval, if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and, except as otherwise provided in the Plan with respect to adjustments in connection with certain corporate events or changes in our Class A Common Stock, no amendment will be made that would adversely affect the rights of a participant without such participant’s written consent.

General Federal Tax Consequences

The following is a summary of the material federal tax consequences of receiving Options under the Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and is not tax advice.

Section 162(m) Limitation

Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to Options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the Plan is approved by our stockholders, grants are made by the Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of Options should not be subject to the $1,000,000 limitation. We have attempted to structure the Plan in such a manner that the remuneration attributable to the Options will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Nonqualified Stock Options

An individual receiving Nonqualified Stock Options should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the Option shares on exercise of the Nonqualified Stock Options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, our company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

Incentive Stock Options

An individual granted an ISO will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the Option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the Option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. Our company is not entitled to any deduction on account of the grant of the ISOs or the participant’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of Class A Common Stock acquired pursuant to the exercise of an ISO under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, our company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of Options or the accelerated lapse of restrictions with respect to other awards in connection with a Change of Control (as defined in the Plan) might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and our company may be denied a federal income tax deduction.

Registration with the SEC

If this Proposal is adopted, our company intends to file a registration statement covering the offering of the shares of Class A Common Stock under the Plan with the SEC pursuant to the Securities Act of 1933, as amended.

New Plan Benefits

The amounts payable under the Plan for 2004 which may be received by each of (a) our executive officers named in the Summary Compensation Table below, (b) our executive officers as a group and (c) our employees who are not executive officers as a group, are not currently determinable.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of our voting stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve this proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the beneficial ownership of our company’s Class A Common Stock as of December 9, 2004 for (i) each person known to us to have beneficial ownership of more than 5% of class of our capital stock; (ii) each of our directors; (iii) each of the Named Executive Officers (as defined below); and (iv) all directors and executive officers of our company as a group. As of December 9, 2004, there were 34,660,657 and 1,500,000 shares of Class A Common Stock and Class B Common Stock, respectively, issued and outstanding.

Name	Beneficial Ownership of Shares of Class A	Percent Beneficial Ownership of Shares of Class A		Beneficial Ownership of Shares of Class B (1)	Percent Beneficial Ownership of Shares of Class B	Percent Beneficial Ownership of all Classes of Stock	Percent of Vote of all Classes of Stock
S.A.C. Capital Associates, LLC (2) c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06902	3,646,444	9.99	%(3)	—	—	9.6%	9.2%
Martin D. Gruss (4) 667 Madison Avenue New York, NY 10021	3,000,000	8.7%		—	—	8.3%	8.0%
Craig Effron (5) 660 Madison Avenue New York, NY 10021	2,600,000	7.5%		—	—	7.2%	6.9%
Curtis Schenker (5) 660 Madison Avenue New York, NY 10021	2,600,000	7.5%		—	—	7.2%	6.9%
Daniel L. Nir (6) 950 Third Avenue, 29th Floor New York, NY 10022	2,550,000	7.4%		—	—	7.0%	6.6%
Douglas A. Hirsch (7) c/o Seneca Capital 950 Third Avenue, 29th Floor New York, NY 10022	2,131,700	6.2%		—	—	5.9%	5.7%
Riverview Group, LLC (8) 666 Fifth Avenue New York, NY 10103	2,033,944	5.8%		—	—	5.5%	5.3%
Stephen Gross Holdings Inc. (9) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	—	—		748,500	49.9%	2.1%	4.0%
Irving Teitelbaum (10)	485,834	1.4%		751,500	50.1%	3.4%	5.2%
Howard Gross	—	—		—	—	—	—
Stephen Gross (9)	—	—		748,500	49.9%	2.1%	4.0%
Douglas C. Felderman (11) (12)	6,668	*		—	—	*	*
Henry Winterstern	—	—		—	—	—	—
Joseph Deckop (11) (12)	19,000	*		—	—	*	*
Jennifer Pritchard (11) (12)	51,100			—	—	*	*
Walter F. Loeb (11)	87,084	*		—	—	*	*
Wilfred Posluns (11)	54,084	*		—	—	*	*
Alan Siegel (11)	54,084	*		—	—	*	*
All directors and officers as a group (10 individuals) (11) (12)	757,854	2.2%		1,500,000	100.0%	6.2%	10.0%

*	Less than 1%
(1)	Shares of Class B Common Stock of our company have two (2) votes per share. Under our company’s Restated Certificate of Incorporation, as amended, a Class B stockholder has the right at any time to convert any share of Class B Common Stock into one share of Class A Common Stock.

(2)	As reported in a Schedule 13D dated November 9, 2004, each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Steven A. Cohen may be deemed to be the beneficial owner of 3,646,444 shares of Class A Common Stock (including 1,839,819 shares of Class A Common Stock issuable upon exercise of warrants) held for the account of SAC, a private investment limited liability company. S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC serve as investment manager to SAC and Steven A. Cohen acts as the principal of both S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC. Each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Steven A. Cohen disclaims beneficial ownership of the securities held by SAC.
(3)	SAC Capital Associates, as a holder of the Convertible Notes and the Warrants, will be prohibited from converting or exercising any of such securities if as a result it would beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended)) more than 9.99% of our outstanding Class A Common Stock pursuant to an ownership limitation set forth in the document evidencing the respective securities.
(4)	As reported in a Schedule 13G dated November 11, 2004, each of Martin D. Gruss, Trust FBO Martin D. Gruss, Gruss & Co., Inc. and Gruss Asset Management, L.P. (“Gruss LP”) may be deemed to be the beneficial owner of 3,000,000 shares of our Class A Common Stock. This number includes (i) 1,500,000 shares directly held by Gruss Global Investor Master Fund, Ltd. (“GGI”) and (ii) 1,500,000 shares directly held by Gruss Assets Management II, L.P. (“Gruss II, LP”). Gruss LP, a Delaware limited partnership serves as the investment manager to, and has investment discretion over the securities held by, GGI, a Cayman Islands exempted company with respect to common stock directly held by GGI. Gruss LP also serves as the general partner of Gruss II, LP, a Delaware limited partnership which serves as the investment manager to and has investment discretion over the securities held by, Gruss Distressed Opportunity Master Fund, Ltd., a Cayman Islands exempted company (“GDO”). Gruss & Co., Inc., a New York corporation serves as the general partner to Gruss LP with respect to the common stock directly owned by GGI and GDO. Trust FBO Martin D. Gruss, dated April 25, 1988, a Florida trust is the sole shareholder of Gruss & Co., Inc., with respect to the common stock directly owned by GGI and GDO. Martin D. Gruss serves as the trustee of the Trust FBO Martin D. Gruss with respect to the common stock directly owned by GGI and GDO.
(5)	As reported in a Schedule 13G dated August 27, 2004, each of Craig Effron and Curtis Schenker may be deemed to be the beneficial owner of 2,600,000 shares of our Class A Common Stock. This number includes (i) 1,000,000 shares beneficially owned by Scoggin Capital Management, L.P. II, (ii) 1,000,000 shares beneficially owned by Scoggin International Fund, Ltd., (iii) 300,000 shares beneficially owned by Scoggin Worldwide Fund, Ltd. and 1,600,000 shares beneficially owned by Scoggin, LLC. The general partner of Scoggin Capital Management, L.P. II is S&E Partners, L.P., a limited partnership organized under the laws of Delaware. Scoggin, Inc., a corporation organized under the laws of Delaware, is the sole general partner of S&E Partners, L.P. Scoggin, LLC is the investment advisor of Scoggin International Fund, Ltd. and Scoggin Worldwide Fund, Ltd. Craig Effron and Curtis Schenker are the stockholders of Scoggin, Inc and the managing members of Scoggin, LLC.
(6)	As reported in a Schedule 13G dated September 29, 2004, Daniel L. Nir may be deemed to be the beneficial owner of 2,550,000 shares of our Class A Common Stock. This number includes (i) 200,000 shares of Class A Common Stock beneficially owned by a private limited liability company, of which Mr. Nir is the Managing Member, (ii) 975,000 shares of Class A Common Stock beneficially owned by two private investment partnerships, for which P&S Capital Partners, LLC is the General Partner, (iii) 975,000 shares of Class A Common Stock beneficially owned by a private investment corporation, for which P&S Capital Management, LLC is the Investment Manager, and beneficially owned by a private investment corporation, for which P&S Capital Management, LLC shares voting and dispositive power and (iv) 100,000 shares beneficially owned by a privately managed account, for which PAGS Investing, LLC shares voting power and dispositive power. Mr. Nir is the Managing Member of P&S Capital Partners, LLC, P&S Capital Management, LLC and P&S Credit Management, LLC. Mr. Nir is a Managing Member of PAGS Investing, LLC.
(7)

As reported in a Schedule 13G dated October 8, 2004, Douglas A. Hirsch may be deemed to be the beneficial owner of 684,400 shares of Class A Common Stock. This number includes (i) 2,131,700 shares of Class A Common Stock beneficially owned by two private investment partnerships, of which Seneca

Capital Advisors, LLC is the sole general partner and (ii) 1,447,300 shares of Class A Common Stock beneficially owned by (a) a private investment corporation, of which Seneca Capital Investments, LLC, is the sole investment manager and (b) a privately managed account of which Seneca Capital Investments, LLC shares voting power and dispositive power. Each of Seneca Capital Advisors, LLC and Seneca Capital Investments, LLC may be deemed to be controlled by Mr. Hirsch because he is the Manager of each entity.

(8)	As reported in an Amendment No.1 to a registration statement on Form S-3 filed by our company on August 24, 2004, this amount includes 1,506,625 shares of our Class A Common Stock and 527,319 shares of our Class A Common Stock issuable upon exercise of warrants issued in our June 2004 private placement. Millennium Holding Group, L.P., a Delaware limited partnership, is the sole member of Riverview Group, LLC. Millennium Management, LLC, a Delaware limited liability company, is the general partner of Millennium Holding Group, L.P. and, consequently, has voting control and investment discretion over securities owned by Millennium Holding Group, L.P. and by Riverview Group, LLC. Israel A. Englander is the sole managing member of Millennium Management, LLC. As a result, Israel A. Englander may be considered the beneficial owner of any securities deemed to be beneficially owned by Millennium Management, LLC. The foregoing should not be construed in and of itself as an admission by any of Millennium Holding Group, L.P., Millennium Management, LLC or Israel A. Englander as to beneficial ownership of the securities owned by Riverview Group, LLC.
(9)	Stephen Gross Holdings Inc. is controlled by Mr. Gross. As reported in a Schedule 13D dated July 15, 2004, Stephen Gross Holdings Inc. and Mr. Gross may each be deemed to beneficially own 748,500 shares of Class B Common Stock held for the account of Stephen Gross Holdings Inc.
(10)	The number of shares of Class A Common Stock of our company includes options to acquire 485,834 shares of Class A Common Stock held by First Canada Management Consultants Limited, which options are currently exercisable or exercisable within 60 days of October 31, 2004. As reported in a Schedule 13D dated July 15, 2004, First Canada Management Consultants Limited is wholly owned by Teitelbaum Investments Ltd., a Canadian company, of which Mr. Irving Teitelbaum is the majority stockholder. As a result, Mr. Teitelbaum may be deemed to beneficially own (i) 485,834 shares of Class A Common Stock issuable upon the exercise of such options and (ii) 751,500 shares of Class B Common Stock held for the account of Teitelbaum Holdings Inc. Teitelbaum Holdings Inc. is controlled by Mr. Teitelbaum.
(11)	Shares beneficially owned include options representing the right, within 60 days of December 9, 2004, to purchase the following shares of Class A Common Stock of our company: Mr. Felderman—3,334; Ms. Pritchard—47,100; Mr. Deckop—15,000; Mr. Loeb—87,084; Mr. Posluns—54,084; and Mr. Siegel—54,084. The shares of Class A Common Stock of our company that Mr. Teitelbaum and Mr. Gross may be beneficially deemed to own include shares held for the account of First Canada Management Consultants Limited, Teitelbaum Holdings Inc. and Stephen Gross Holdings Inc. See footnotes (9) and (10) above.
(12)	Shares beneficially owned include restricted stock that will vest within 60 days of December 9, 2004 in the following amounts: Mr. Deckop—4,000; Mr. Felderman—3,334; and Ms. Pritchard—4,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth the compensation (cash and non cash), for fiscal years 2003, 2002 and 2001, for (i) each person who served as Chief Executive Officer, (ii) the four other most highly compensated executive officers serving as executive officers at the end of our 2003 fiscal year and (iii) two former officers who would have been among the four most highly compensated executive officers but for the fact that such individuals were not serving as executive officers as of the end of our 2003 fiscal year (collectively, with (i) and (ii), the “Named Executive Officers”). In addition, see “Employment Agreements with Executives” for a description of the compensation of our current executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Annual Compensation Awards
Name and Principal Position	Fiscal	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Stock Options (#)		LTIP Payouts ($)	All other Compensation ($)
					(1)	(2)	(3)

Peter D. Whitford Former Chief Executive Officer (14)	2003 2002 2001	420,192 — —	— — —		— — —	— — —	300,000 — —		— — —	202,328 — —	(7)
Irving Teitelbaum (15) (23) Former Chief Executive Officer	2003 2002 2001	23,077 — —	— — —		— — —	— — —	— — —		— — —	— — —
Kathy Bronstein (16) Former Chief Executive Officer	2003 2002 2001	320,210 1,050,100 865,475	— 228,270 1,750,700	(5) (6)	— — —	92,098 32,783 67,201	— 150,000 225,000		— — —	957,259 90,779 229,063	(8) (9) (10)
Jennifer Pritchard (17) Divisional President of Arden B.	2003 2002 2001	315,000 87,231 —	— — —		— — —	— — —	6,300 50,000 —		— — —	6,000 1,846 —	(11) (11)
Michael Relich (18) Former Chief Information Officer and Senior Vice President of MIS & E-Commerce	2003 2002 2001	228,846 211,576 69,231	25,000 25,000 10,000	(4) (5) (6)	— — —	— — —	82,500 10,000 37,500		— — —	6,000 6,231 2,308	(11) (11) (11)
Susan Powers (19) Vice President, Director of Stores, Wet Seal Division	2003 2002 2001	223,076 160,769 —	— — —		— — —	— — —	19,400 20,000 —		— — —	13,000 29,500 —	(11) (11)
Pamela O’Connor Senior Vice President, Human Resources	2003 2002 2001	163,077 161,760 133,913	20,000 28,000 10,000	(4) (5) (6)	— — —	— — —	35,700 7,500 11,250		— — —	— — —
Greg Scott (20) Former Divisional President of Arden B.	2003 2002 2001	456,342 450,000 350,000	— — 200,000	(6)	— — —	— — —	39,000 20,000 105,000	(22)	— — —	6,200 6,000 —	(11) (11)
Susan O’Toole (21) Former Chief Merchandise Officer, Wet Seal Division	2003 2002 2001	383,432 337,500 —	— — —		— — —	— — —	169,000 200,000 —		— — —	25,074 21,875 —	(12) (13)

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2003, 2002 and 2001 these did not exceed the lesser of $50,000 or ten percent (10%) of the salary and bonus of any such officer.

(2)	Our company has a stock bonus plan whereby certain employees of our company receive Class A Common Stock in proportion to their salary. The amount of the award is also dependent on our company’s earnings before tax and the stock price on the date of grant. The bonus shares vest at a rate of 33.33% per year on each anniversary of the grant date, and a participant’s right to non-issued shares is subject to forfeiture if the participant’s employment is terminated. Dividends are not paid on stock grant awards until such time as the stock is vested and issued to the executive.
(3)	The numbers in this column have been adjusted to account for the three-for-two stock split effected as of May 9, 2002.
(4)	Bonus amounts earned in fiscal year 2003 were paid to the executives prior to the fiscal year end.
(5)	Bonus amounts earned in fiscal year 2002 were paid to the executives in fiscal year 2003.
(6)	Bonus amounts earned in fiscal year 2001 were paid to the executives in fiscal year 2002 except for Ms. Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal year 2001 bonus in fiscal year 2001 which totaled $338,063.
(7)	Amount represents (i) additional compensation of $200,000 as agreed upon at the commencement of employment with our company, and (ii) payments totaling $2,328 in connection with the provision of an automobile for a partial year.
(8)	Amount represents (i) severance pay of $953,920, and (ii) payments totaling $3,339 in connection with the provision of an automobile.
(9)	Amount represents (i) pay in lieu of vacation for fiscal year 2002 of $80,777, and (ii) payments totaling $10,002 in connection with the provision of an automobile.
(10)	Amount represents (i) pay in lieu of vacation for fiscal year 2001 of $41,289, (ii) a payment of additional compensation of $186,049, pursuant to the Supplemental Compensation Agreement dated April 1, 2001 between our company and Ms. Bronstein, and (iii) payments totaling $1,725 in connection with the provision of an automobile.
(11)	Amount represents compensation in connection with the provision of an automobile.
(12)	Amount represents (i) additional compensation of $20,000 as agreed upon at the commencement of employment with our company; and (ii) payments totaling $9,500 in connection with the provision of an automobile for a partial year.
(13)	Amount represents (i) payments totaling $5,146 in connection with the provision of an automobile; (ii) reimbursement for moving costs totaling $19,927 for fiscal 2003.
(14)	Amount represents (i) payments totaling $4,486 in connection with the provision of an automobile; (ii) reimbursement for moving costs totaling $17,029 for fiscal 2002.
(14)	Mr. Whitford joined our company as Chief Executive Officer on June 30, 2003. Mr. Whitford’s annualized salary for fiscal year 2003 was $750,000. Mr. Whitford terminated his employment with our company effective November 4, 2004.
(15)	Mr. Teitelbaum served as interim Chief Executive Officer from February 5, 2003 to June 30, 2003.
(16)	Ms. Bronstein was relieved of her duties as Chief Executive Officer on February 5, 2003.
(17)	Ms. Pritchard joined our company on October 14, 2002.
(18)	Mr. Relich joined our company on August 27, 2001.
(19)	Ms. Powers joined our company on May 6, 2002.
(20)	Mr. Scott resigned from his position as Divisional President of Arden B. on January 7, 2003.
(21)	Ms. O’Toole separated from our company on December 3, 2003.
(22)	Mr. Scott received 30,000 of stock options in 2002 that were cancelled in 2003.
(23)	In fiscal years 2003, 2002 and 2001, our company paid a fee of $639,500, $575,000 and $500,000, respectively, to First Canada Management Consultants Limited, a company controlled by Mr. Teitelbaum, for the services of Mr. Teitelbaum, in his former position as Chairman of the Board of our company, and Stephen Gross, Corporate Secretary of our company, respectively. See “Business Relationships.”

Option Grants in Fiscal Year 2003

The following table sets forth information regarding options granted in fiscal year 2003 to each of the named executive officers reflected in the Summary Compensation Table above for fiscal year 2003. All such options were granted pursuant to our 1996 Long-Term Incentive Plan and 2000 Long-Term Incentive Plan.

OPTION GRANTS IN FISCAL YEAR 2003

Name	Number of Securities Underlying Options Granted (shares) (1)	Percentage of Total Options Granted to Employees in Fiscal Year 2003		Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5% ($)	10% ($)
Peter D. Whitford (3)	300,000	16.4%		10.53	6/30/13	1,986,678	5,034,632

Jennifer Pritchard	6,300	0.3%		8.08	4/07/13	32,013	81,128

Michael Relich (4)	3,000 75,000 4,500	0.2 4.1 0.2	% % %	7.21 8.08 8.08	3/13/13 4/07/13 4/07/13	13,603 381,110 22,867	34,473 965,808 57,948

Susan Powers	4,400 15,000	0.2 0.8	% %	8.08 9.91	4/07/13 5/27/13	22,358 93,485	56,661 236,910

Pamela O’Connor	2,500 3,200 30,000	0.1 0.2 1.6	% % %	7.21 8.08 8.08	3/13/13 4/07/13 4/07/13	11,336 16,261 152,444	28,727 41,208 386,323

Greg Scott (5)	9,000 30,000	0.5 1.6	% %	8.08 8.08	4/07/13 4/07/13	45,733 152,444	115,897 386,323

Susan O’Toole	9,000 10,000 150,000	0.5 0.5 8.2	% % %	8.08 11.77 9.91	4/07/13 8/25/13 5/27/13	45,733 52,357 934,852	115,897 153,087 2,369,098

(1)	All options granted vest annually over three or five years.
(2)	Potential realizable value is based on the assumption that the stock price of the Class A Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price performance.
(3)	Executive officers no longer employed by our company have ninety (90) days after termination of their employment in which to exercise such options. Mr. Whitford resigned on November 4, 2004. As a result Mr. Whitford may exercise the options of the option grants set forth in the above chart until February 2, 2005. In addition, see “Employment Agreements with Executives” for a description of the new option grants provided to Mr. Whitford pursuant to his Separation Agreement with our company.
(4)	Executive officers no longer employed by our company have ninety (90) days after termination of their employment in which to exercise such options. Mr. Relich’s last date of employment was April 30, 2004. As a result, the options granted to Mr. Relich during fiscal year 2003 have expired.
(5)	Executive officers no longer employed by our company have ninety (90) days after termination of their employment in which to exercise such options. Mr. Scott resigned from his position as Divisional President of Arden B. on January 7, 2003. As a result, the options granted to Mr. Scott during fiscal year 2003 have expired.

Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

The following table sets forth information regarding the exercise of options by each of the named executive officers during fiscal year 2003. The table also shows the number and value of unexercised options held by each of the named executive officers as of January 31, 2004. The value of unexercised options is based on a fair market value of $8.75 per share as of January 31, 2004.

OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2004 (#)		Value of Unexercised “In-the-Money” Options at January 31, 2004 ($) (1)
Peter D. Whitford	—	—	—	300,000	—	—
Irving Teitelbaum
Kathy Bronstein	200,000	$809,226	205,000	—	—	—
Jennifer Pritchard	—	—	10,000	46,300	—	$4,221
Michael Relich	—	—	15,000	115,000	—	$57,885
Susan Powers	—	—	—	39,400	—	$2,948
Pamela O’Connor	—	—	27,000	49,950	—	$26,094
Greg Scott	—		133,750	—	$177,081	—
Susan O’Toole	—	—	—	—	—	—

(1)	Represents the market value of shares underlying “in-the-money” options at January 31, 2004, less the option exercise price. Options are “in-the-money” at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

Retirement Plan

Irving Teitelbaum was a participant in The Wet Seal, Inc. Supplemental Executive Retirement Plan (“SERP”), an unfunded, nonqualified retirement plan as of January 31, 2004. During the fiscal year ended January 31, 2004, Kathy Bronstein, the former chief executive officer of our company, terminated participation in SERP resulting in a curtailment/settlement of the benefit obligation of $1,347,000. According to the terms of the SERP, a participant’s “Annual Accrued Benefit” shall be $250,000 which may be increased upward, if applicable, based on the “Pre-Tax Profit Percentage” (as defined in the SERP) for the three full fiscal years of our company preceding the date the participant’s service with our company is terminated, as follows:

3-Year Average Pre-Tax Profit Percentage	Annual Accrued Benefit
if 4.25% or greater but less than 4.75%	$300,000
if 4.75% or greater but less than 5.25%	$350,000
if 5.25% or greater but less than 5.75%	$400,000
if 5.75% or greater but less than 7.00%	$450,000
if 7.00% or greater	$500,000

A participant is entitled to receive benefits under the SERP upon his or her Normal Retirement Date (the first day of the month following the date the participant’s service with our company as an officer or executive has terminated, and which occurs at or after the date the participant has attained 22.5 years of service with our company). A participant may receive an early retirement benefit equal to his or her Annual Accrued Benefit reduced by ½ of 1% per month for the number of months his or her retirement precedes his or her Normal

Retirement Date. The normal form of benefit is a straight life annuity, ending in the month in which the participant dies. The Annual Accrued Benefit is payable in 12 equal monthly installments a year. The participant may choose to receive the benefit in the form of a 50% joint and survivor annuity. Benefits under the SERP are forfeitable upon a termination of employment for “Cause” (as defined in the SERP). Benefits under the SERP are provided by our company on a noncontributory basis.

Employment Agreements with Executives

Peter D. Whitford

Peter D. Whitford served as the Chief Executive Officer of our company from June 30, 2003 through November 4, 2004. During his employment, Mr. Whitford was entitled to receive an annual base salary of $750,000, adjustable annually, and was eligible to receive a performance bonus. At the time his employment with our company terminated his annual salary was $775,000.

On November 4, 2004, the Company and Mr. Whitford entered into an Agreement and General Release (the “Agreement”) to terminate Mr. Whitford’s employment with the Company. Pursuant to the Agreement, Mr. Whitford resigned from his positions as our Chief Executive Officer, Director and Chairman of our Board of Directors, effective as of November 4, 2004.

In addition, the Agreement provides that Mr. Whitford will receive certain payments and grants of options from the Company, including: (i) bi-weekly payments of $29,807 to be paid from November 5, 2004 until the earlier of (x) January 31, 2005 and (y) the closing of the Principal Financing (the “Payment Date”), (ii) 300,000 options at an exercise price of $1.75 per share and 200,000 options at an exercise price of $2.00 per share, exercisable until June 1, 2006, issued on December 8, 2004, (iii) a payment of $1,585,000 (less the total amount of bi-weekly payments) to paid on the Payment Date, representing two years of compensation, (iv) a payment of $509,400 to paid on the Payment Date, representing the cost of three annual contributions to Mr. Whitford’s supplemental executive retirement plan, (v) a payment of an amount equal to the cost of Mr. Whitford’s continued healthcare coverage for eighteen months following November 4, 2004, to be paid on or before the Payment Date, and (vi) $50,000 representing the cost of providing outplacement services to be paid on the Payment Date. Furthermore, each of the Company and Mr. Whitford released the other party from any claims it had against such other party up to November 4, 2004.

Joseph Deckop

On October 28, 2004, we entered into a retention agreement with Joseph Deckop, our then Executive Vice President and our current interim Chief Executive Officer. Under the retention agreement, Mr. Deckop received a one-time retention cash bonus of $100,000 on December 1, 2004, which is required to be returned to our company if Mr. Deckop were to voluntarily terminate his employment with our company within 12 months. In addition, Mr. Deckop received a grant of 155,000 shares of our restricted stock and certain severance protections in the event of an involuntary termination of employment by our company. We have not modified Mr. Deckop’s retention agreement in connection with his appointment as interim Chief Executive Officer of our company.

Douglas C. Felderman

On October 28, 2004, we entered into a retention agreement with Douglas C. Felderman, our Executive Vice President and Chief Financial Officer. Under the retention agreement, Mr. Felderman will received a one-time retention cash bonus of $100,000, which is required to be returned to our company if Mr. Felderman were to voluntarily terminate his employment with our company within 12 months. In addition, Mr. Felderman received a grant of 155,000 shares of our restricted stock and certain severance protections in the event of an involuntary termination of employment by our company.

Jennifer Pritchard

On September 27, 2004, we entered into a retention agreement with Jennifer Pritchard, President of our Arden B division. Ms. Pritchard’s base salary was increased by $25,000 to an annual rate of $410,000, her bonus opportunity was increased from 50% of her salary to 75% of her salary and her previous maximum bonus was increased from 100% to 150% of her salary. In addition, Ms. Pritchard was given a retention cash bonus of $200,000, which is required to be returned to our company if she were to leave voluntarily within 12 months. Ms. Pritchard has the right to exchange the retention cash bonus for an award of 200,000 shares of our Class A Common Stock. In addition, she received a grant of 200,000 shares of our restricted Class A Common Stock and certain severance protections in the event of an involuntary termination of employment by our company.

Director Compensation

All directors, other than Mr. Teitelbaum and Mr. Stephen Gross, receive a fee of $8,000 for each board meeting attended, with a minimum yearly fee of $32,000. A fee of $600 is paid for each board conference call. In addition, each director, other than Mr. Teitelbaum and Mr. Stephen Gross, received 10,000 stock options on March 13, 2003. These options vest in three equal installments on the first, second and third anniversaries of the date of grant. The awarding of stock options by our company to directors, in their capacity as such, is at the discretion of the Compensation Committee. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

Each Audit Committee member receives a fee of $5,000 for each Audit Committee meeting attended. At the request of the Audit Committee, Mr. Siegel attended each Audit Committee meeting during fiscal year 2003 and received the same fee for each meeting attended.

Each Compensation Committee member receives a fee of $500 for each Compensation Committee meeting attended.

On August 18, 2004, we formed a special committee of our Board of Directors to analyze various business alternatives in light of our financial condition. The Special Committee was composed of Henry Winterstern, Chairman, Howard Gross and Alan Siegel. Upon the recommendation of Pearl Meyer & Partners, a leading compensation consulting firm, Henry Winterstern received a fee of $35,000 per month for the first two months of service on the Special Committee, while Messrs. Gross and Siegel received $25,000 per month for the same period. Each member of the Special Committee received one-half of his respective monthly fee for the third month of service on the Special Committee. The Special Committee was disbanded upon execution of the Original Securities Purchase Agreement with the Original Investors.

The Board of Directors has also resolved that, at the closing date of our Principal Financing, Mr. Winterstern will be granted 250,000 shares of restricted Class A Common Stock upon the closing of the Principal Financing.

Changes in our Board Composition and Management

The composition of our Board of Directors and executive management has changed since our last annual meeting. On August 3, 2004, Peter D. Whitford was appointed as a Director and Chairman of our Board of Directors. On this same date, Mr. Teitelbaum was replaced by Mr. Whitford as Chairman of our Board of Directors but remained as a Director of our company. On August 18, 2004, our company appointed Howard Gross as lead director and Mr. Winterstern and Anne K. Zehren as Directors of our Board. On the same day, George H. Benter and Barry J. Entous retired from our Board of Directors. As a result of the foregoing changes, the size of our Board of Directors has decreased from nine members to seven members. For additional information on the requirements regarding our Board of Directors in connection with the Principal Financing, see “Proposal 1—Conditions Precedent”.

On November 4, 2004, Mr. Whitford resigned from his position as Chief Executive Officer and Chairman of our Board of Directors. In connection with Mr. Whitford’s resignation, our board appointed Joseph Deckop as interim Chief Executive Officer effective November 8, 2004. Also on November 8, 2004, our Board of Directors accepted the resignation of Ms. Zehren and appointed Mr. Winterstern as Chairman of our Board of Directors. In addition, on November 23, 2004, our company announced the resignation of Allan Haims as President of the Wet Seal stores.

Business Relationships

In fiscal years 2003, 2002 and 2001, our company paid a fee of $639,500, $575,000 and $500,000, respectively, to First Canada Management Consultants Limited, a company controlled by Mr. Teitelbaum, for the services of Mr. Teitelbaum, in his capacity as Chairman of the Board of our company, and Stephen Gross, Corporate Secretary of our company, respectively. These services were provided pursuant to a Management Agreement, dated December 1, 1999, and amended on June 28, 2001, between First Canada Management Consultants Limited and our company. The agreement was terminated in May 2004.

Mr. Alan Siegel has been a director of our company since 1990. Mr. Siegel is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP, which provides legal services to our company.

Compensation Committee Interlocks and Insider Participation

Walter Loeb (Chairman), Wilfred Posluns and George H. Benter, Jr. served as members of the Compensation Committee during fiscal year 2003. None of these individuals were executive officers or employees of our company. Our current Compensation Committee consists of Henry Winterstern, Howard Gross and Walter Loeb.

Report of the Compensation/Option Committee on Executive Compensation

The primary duties of the Compensation Committee include: (i) reviewing the compensation levels of our company’s primary executive officers and certain other members of senior management, (ii) consulting with and making recommendations to our company’s Board of Directors regarding the Company’s overall policy of granting options and awards under our company’s long-term incentive plans, (iii) monitoring the performance of senior management, (iv) granting stock options to executive officers and other key employees, and (v) related matters. The Board of Directors has affirmatively determined that each member of the Compensation Committee is independent in accordance with Nasdaq National Market listing standards.

Compensation Philosophy

Our company’s executive compensation programs are based upon the recognition that The Wet Seal, Inc. competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, our company’s compensation programs are designed to provide total compensation packages that will both attract talented individuals to our company as well as provide rewards based upon our company’s long-term success.

With these principles in mind, the Compensation Committee has set forth the following guidelines:

1. Provide base salaries that are competitive in the retail apparel industry to attract and retain talented individuals;

2. Provide annual bonuses that are tied to our company’s short-term performance to align the interests of our company’s executives with those of its stockholders; and

3. Provide long-term incentive benefits that will reward long-term commitment to our company.

Compensation of Executive Officers

Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of key executive officers and the incentive plans in which they participate are reviewed annually by the Compensation/Option Committee in light of the Committee’s assessment of individual performance, contribution to our company and level of responsibility.

Executive officers are eligible to receive annual cash bonuses with a percentage based on the profitability of our company and another percentage based on individual performance. The Compensation Committee believes that tying annual cash bonuses to our company’s profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability.

Our company maintains an employee stock bonus plan in which the top executives and other key employees of our company are eligible to participate. Awards under this plan are calculated by multiplying our company’s fiscal year end pre tax profit (if any) as a percentage of sales by the employee’s base salary and dividing such amount by the price of our company’s Class A Common Stock as of the end of the fiscal year. Grants under the stock bonus plan vest over a period of three years.

Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of our company pursuant to our company’s long-term incentive plans. Stock options have historically been granted by the Compensation Committee on a case-by-case basis based upon management’s recommendations and the Committee’s evaluation of an individual’s past contributions and potential future contributions to our company. In granting stock options, the Compensation Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of our company, as well as the number of options previously granted to the individual.

Compensation of the Chief Executive Officer

On June 30, 2003, Peter D. Whitford was appointed Chief Executive Officer by our Board of Directors. For fiscal year 2003, Mr. Whitford was compensated in accordance with his employment agreement, which is described under the heading “Employment Agreements with our Executive Officers” in this proxy statement. Mr. Whitford’s employment with our company was terminated effective as of November 4, 2004.

Irving Teitelbaum, former Chairman of the Board, served as interim Chief Executive Officer from February 5, 2003, to June 30, 2003. In his capacity as interim Chief Executive Officer, Mr. Teitelbaum received compensation of $23,077.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code, enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company beginning with the Company’s taxable year 1994. To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993, or (2) “performance-based” compensation as determined under Section 162(m). In order to be considered “performance-based” for this purpose, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more “outside directors,” pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible “performance-based” compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder.

Policy with Respect to Qualifying Compensation Deductibility

Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of our company and its stockholders. However, our company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of January 31, 2004 about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the Board of Directors under all of our company’s existing equity compensation plans, including our company’s 1996 Long-Term Incentive Plan and 2000 Stock Incentive Plan, each as amended.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,462,227	$11.21	2,369,151
Equity compensation plans not approved by security holders	0	NA	NA
Total	3,462,227	$11.21	2,369,151

Stock Price Performance Graph

The following graph compares the cumulative stockholder return on our company’s Class A Common Stock with the return on the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. The graph assumes $100 invested on January 29, 1999 in the stock of The Wet Seal, Inc., the Nasdaq Stock Market (US) and the Nasdaq Retail Trade Stocks. It also assumes that all dividends are reinvested.

Performance Graph for the Class A Common Stock of Wet Seal, Inc.

	January 29, 1999*	January 28, 2000*	February 2, 2001*	February 2, 2002*	February 1, 2003*	January 31, 2004*
The Wet Seal, Inc.	100	29	82	106	53	52
Nasdaq Stock Market (US)	100	154	105	76	53	82
Nasdaq Retail Trade Stocks	100	80	62	73	60	88

*	Closest preceding trading date to the beginning of our fiscal year.

The historical stock performance shown on the graph is not necessarily indicative of future price performance.

OTHER MATTERS

The Board of Directors knows of no other business to come before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation of proxies will be borne by our company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, our company will reimburse them for their expenses in so doing. Our company has engaged MacKenzie Partners, Inc. as proxy solicitor in connection with this proxy statement for which it will be paid a fee of $6,500, plus certain expenses.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT OUR 2005 ANNUAL MEETING

If a stockholder of our company wishes to present a proposal for consideration at the next annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 21, 2004, to be considered for inclusion in our company’s proxy statement and form of proxy for that annual meeting. A stockholder proposal will be considered untimely for consideration at the next annual meeting if it is not received by us at least 45 days prior to the date of the meeting.

Exhibit A

Proposed Amendment to the

Restated Certificate of Incorporation, as Amended, of

The Wet Seal, Inc.

Set forth below is the text of Article IV, Section 4.1 of the Restated Certificate of Incorporation of The Wet Seal, Inc., as proposed to be amended if Proposal 2 is approved by our stockholders:

“Section 4.1. Number of Shares. The total number of shares which the corporation shall have authority to issue is ONE HUNDRED SIXTY-TWO MILLION (162,000,000), consisting of “Common Stock” and “Preferred Stock” as follows:

(a) Preferred Stock. The total number of shares of Preferred Stock shall be TWO MILLION (2,000,000), having a par value of one cent ($0.01) per share, which may be issued from time to time in one or more series. The board of directors is hereby authorized to fix, by resolution or resolutions providing for the issue of any such series, the voting powers, if any, and the designation, preferences and rights of the shares in such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, the following:

(1) the number of shares constituting that series and the distinctive designation thereof;

(2) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) the voting rights, if any, of shares of that series in addition to the voting rights provided by law, and the terms of such voting rights;

(4) the terms and conditions of the conversion privileges, if any, of shares of that series, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(5) the terms and conditions of redemption, if shares of that series shall be redeemable, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) the terms and amount of any sinking fund for the redemption or purchase of shares of that series, if any;

(7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

(8) any other relative rights, preferences and limitations of that series.

Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividend shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

(b) Common Stock. The total number of shares of Common Stock shall be ONE HUNDRED SIXTY MILLION (160,000,000), divided into two classes designated as Class A Common Stock and Class B Common Stock, as follows: the total number of authorized shares of Class A Common Stock shall be ONE HUNDRED FIFTY MILLION (150,000,000), and each share of Class A Common Stock shall have a par value of ten cents ($0.10) per share; and the total number of authorized shares of Class B Common Stock shall be TEN MILLION (10,000,000), and each share of Class B Common Stock shall have a par value of ten cents ($0.10) per share.”

A-1

Exhibit B

THE WET SEAL, INC.

2005 STOCK INCENTIVE PLAN

Section 1. PURPOSE

The purpose of this Plan is to promote the interests of The Wet Seal, Inc. (the “Company”) by granting Awards to the officers, employees, directors and consultants of the Company and its Subsidiaries in order to (a) attract and retain officers, employees, directors and consultants of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

Section 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

2.1 Award means an award determined in accordance with the terms of the Plan.

2.2 Board means the Board of Directors of the Company.

2.3 Change of Control means any of the following: (a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (a) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (1) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (2) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (b)); or (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business

Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”). Notwithstanding the foregoing, to the extent that any Award granted under the Plan is subject to the provisions of Section 409A of the Code, the definition of Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

2.4 Code means the Internal Revenue Code of 1986, as amended.

2.5 Committee means the committee of Non-Employee Directors appointed by the Board to administer this Plan as contemplated by Section 5.

2.6 Company means The Wet Seal, Inc., a Delaware corporation, and any successor to such corporation.

2.7 Continuous Service means the Participant’s service as an officer, employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an officer, employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

2.8 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

2.9 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.10 Fair Market Value means the closing quoted selling price for Stock on the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

2.11 GAAP means U.S. Generally Accepted Accounting Principles.

2.12 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

2.13 Incentive Stock Option means a stock option which is intended to meet the requirements of Section 422 of the Code.

2.14 Non-Employee Director means any member of the Board who qualifies as a “non-employee director” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act, or any successor rule and who is also an “outside director” within the meaning of Section 162(m) of the Code.

2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock which is not intended to be an Incentive Stock Option.

2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

2.17 Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent Corporation means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6 of the Plan.

2.20 Performance Goals means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

2.21 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares. The Committee may provide for adjustments to performance to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring charges, the cumulative effects of accounting changes, each as defined in GAAP, that occur during a Performance Period, in each case, to preserve the economic intent of any Award.

2.22 Performance Period means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

2.23 Performance Shares means a performance grant issued pursuant to Section 10 of the Plan.

2.24 Plan means this The Wet Seal, Inc. 2005 Stock Incentive Plan, as amended from time to time.

2.25 Restricted Stock means an award granted pursuant to Section 9 of the Plan.

2.26 Securities Act means the Securities Act of 1933, as amended.

2.27 SEC means the Securities Exchange Commission.

2.28 Stock means the Class A Common Stock of the Company, $0.10 par value per share.

2.29 Stock Appreciation Right means an award granted pursuant to Section 11 of the Plan.

2.30 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 3. SHARES SUBJECT TO AWARDS

3.1 Subject to adjustment in accordance with Section 12, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed 10,000,000 shares of Stock; provided, that, for purposes of this limitation, any Stock subject to an Option or Award which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 12, no employee shall be granted, during any one (1) year period, Options, or any other Awards eligible for grant under the Plan, to purchase more than 10,000,000 shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

3.2 Incentive Stock Options. Notwithstanding Section 3.1, subject to adjustment in accordance with Section 12, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 10,000,000; provided, that, for purposes of this limitation, any Stock subject to an Incentive Stock Option which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan.

Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the voting stock of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”). Unless the Company determines to submit Section 10 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 10 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

Section 5. ADMINISTRATION

5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by a Committee consisting solely of not less than two (2) Non Employee Directors. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

5.2 Powers of Committee. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

Section 6. ELIGIBILITY

Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

Section 7. AWARDS

Awards under the Plan may consist of Options, restricted Stock, restricted Stock Units, stock appreciation rights, performance shares, performance share units and cash bonuses. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

Section 8. OPTIONS

8.1 Grant of Options. The Committee acting in its absolute discretion may grant Options to eligible individuals under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

8.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant.

8.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

8.4 Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

8.5 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) if established by the Company, through a “same day sale” commitment from the optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.6 Prohibition on Repricing. No Option granted hereunder shall be amended to reduce the Option Price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, that, this Section 8.6 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 12 below.

Section 9. RESTRICTED STOCK

The Committee may from time to time award restricted Stock under the Plan to eligible Participants. Shares of restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote restricted Stock. If a share certificate is issued in respect of restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Stock in the form of restricted Stock units having a value equal to an identical number of shares of Stock. Payment of restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

Section 10. PERFORMANCE SHARES AND PERFORMANCE CASH BONUSES

10.1 Performance Shares. Performance shares may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock.

10.2 Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance of two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

10.3 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 10.3.

10.4 Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to the Performance Award to a Covered Employee, notwithstanding the achievement of specified Performance Objectives; provided, that, no such adjustment shall be made which would adversely impact a Participant following a Change of Control.

10.5 Maximum Amount Payable. Subject to Section 12, the maximum number of performance shares subject to any Performance Award to a Covered Employee is 10,000,000 for each 12 months during the Performance Period (or, to the extent the performance share units are paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, a Participant shall not be granted performance cash bonuses for all of the Performance Periods commencing in a calendar year that permit the Participant, in the aggregate, to earn a cash payment in excess of $3,000,000 per calendar year.

Section 11. STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

11.2 Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

11.3 Stock Appreciation Right Related to an Option.

(a) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the Option Price specified in the related Incentive Stock Option Award agreement.

(b) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Stock on the date preceding the date of exercise of such stock appreciation right over the per share Option Price under the related Option, by (B) the number of shares of Stock as to which such stock appreciation right is being exercised.

Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(c) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

11.4 Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) the number of shares of Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the Award agreement evidencing the stock appreciation right at the time it is granted.

11.5 Method of Exercise. Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the Award agreement evidencing the stock appreciation right being exercised and the Award agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such Award agreement to the Participant.

11.6 Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

Section 12. ADJUSTMENT

12.1 Corporate Transaction or Event. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 12.1 shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee, in its sole discretion.

12.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

12.3 No Restrictions on Adjustments. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 13. AMENDMENT OR TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 12, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

Section 14. SPECIAL PROVISIONS

14.1 Change of Control. Unless otherwise provided in an Award agreement, upon a Change of Control in which outstanding Awards are not terminated in accordance with Section 12 of the Plan, all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

14.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or any Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Stock (based upon the Fair Market Value of the share of Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

Section 15. GENERAL PROVISIONS

15.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

15.2 Restrictions. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

15.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

15.4 Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

15.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 12, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

15.6 Gender. Where the context requires, words in any gender shall include any other gender.

15.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

15.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 13, no Award may be granted following the ten (10) year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

15.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

15.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2) years of the grant of the Incentive Stock

Option or within one (1) year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

15.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

15.12 Governing Law. The law of the State of California shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

15.13 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.

Please Detach and Mail in the Envelope Provided

PROXY	THE WET SEAL, INC. —SPECIAL MEETING	PROXY

Solicited on behalf of the Board of Directors

for the Special Meeting to held on January 10, 2005

The undersigned, a stockholder of The Wet Seal, Inc., a Delaware corporation, appoints Joseph Deckop and Douglas C. Felderman, or either of them, his/her/its true and lawful agents and proxies, each with full power of substitution, to vote all of the shares of stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of The Wet Seal, Inc. to be held at our principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610 on Monday, January 10, 2005, at 10:00 a.m., local time, and any adjournment thereof, with respect to the following matters which are more fully explained in our Proxy Statement dated December 14, 2004, receipt of which is acknowledged by the undersigned:

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

NEW ADDRESS:

Check here for
address change☐

(Continued and to be signed and dated on reverse side)

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	To ratify the issuance of the Series A Warrants and to approve the issuance of our new secured convertible notes, Series B, Series C and Series D warrants and the shares of our Class A Common Stock that are issuable upon the conversion of our new secured convertible notes and exercise of our new warrants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of (i) our capital stock from 72,000,000 to 162,000,000, (ii) our Common Stock from 70,000,000 to 160,000,000, and (iii) our Class A Common Stock from 60,000,000 to 150,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve The Wet Seal, Inc. 2005 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: